Exhibit 4.26

                    POST-CONFIRMATION CREDIT AGREEMENT

                        DATED AS OF OCTOBER 20, 2000

                                   AMONG

                            TOKHEIM CORPORATION,

                 VARIOUS SUBSIDIARIES THEREOF AS BORROWERS,

                      VARIOUS FINANCIAL INSTITUTIONS,

                               AMSOUTH BANK,
                          AS DOCUMENTATION AGENT,

                                    AND

                            ABN AMRO BANK N.V.,
                          AS ADMINISTRATIVE AGENT







                                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS.......................................................................1
        1.1    Definitions...................................................................1
        1.2    Other Interpretive Provisions................................................24

SECTION 2      COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND
               LETTER OF CREDIT PROCEDURES..................................................25
        2.1    Commitments and Loans........................................................25
                         2.1.1      Revolving Loan Commitment...............................25
                         2.1.2      Tranche A Term Loans....................................25
                         2.1.3      Tranche B Term Loans....................................25
                         2.1.4      Special Loans...........................................25
                         2.1.5      L/C Commitment..........................................26
        2.2    Loan Procedures..............................................................26
                         2.2.1      Various Types of Loans..................................26
                         2.2.2      Borrowing Procedures....................................26
                         2.2.3      Conversion and Continuation Procedures..................27
        2.3    Letter of Credit Procedures..................................................28
                         2.3.1      L/C Applications........................................28
                         2.3.2      Participations in Letters of Credit.....................28
                         2.3.3      Reimbursement Obligations...............................29
                         2.3.4      Limitation on Obligations of Issuing Lender.............29
                         2.3.5      Funding by Revolving Lenders to Issuing Lender..........30
                         2.3.6      Prior Letters of Credit.................................30
        2.4    Commitments Several..........................................................32
        2.5    Certain Conditions...........................................................32

SECTION 3      NOTES EVIDENCING LOANS.......................................................32
        3.1    Notes........................................................................32
        3.2    Recordkeeping................................................................33

SECTION 4      INTEREST.....................................................................33
        4.1    Interest Rates...............................................................33
        4.2    Interest Payment Dates; Capitalization of Interest on Special Loans..........34
        4.3    Setting and Notice of Eurodollar Rates.......................................34
        4.4    Computation of Interest......................................................34

SECTION 5      FEES.........................................................................35
        5.1    Facility Fees................................................................35
        5.2    Upfront Fee..................................................................35
        5.3    Letter of Credit Fees........................................................35
        5.4    Administrative Agent's Fees..................................................35

SECTION 6      REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT
               AMOUNT; PREPAYMENTS; TREATMENT OF PROCEEDS...................................36
        6.1    Reduction or Termination of the Revolving Commitment Amount..................36
                         6.1.1      Voluntary Reduction or Termination of the Revolving
                                      Commitment Amount.....................................36
                         6.1.2      Mandatory Reductions of Revolving Commitment
                                      Amount................................................36
                         6.1.3      Reductions of the Revolving Commitment Amount Pro
                                      Rata Among Revolving Lenders..........................36
        6.2    Prepayments..................................................................36
                         6.2.1      Voluntary Prepayments...................................36
                         6.2.2      Mandatory Prepayments...................................36
        6.3    All Prepayments..............................................................39
        6.4    Prepayment Premium...........................................................39
        6.5    Treatment of Certain Proceeds................................................39

SECTION 7      MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES..............................41
        7.1    Making of Payments...........................................................41
        7.2    Application of Certain Payments..............................................42
        7.3    Due Date Extension...........................................................42
        7.4    Setoff.......................................................................42
        7.5    Proration of Payments........................................................43
        7.6    Taxes........................................................................43

SECTION 8      INCREASED COSTS; SPECIAL PROVISIONS
               FOR EURODOLLAR LOANS.........................................................45
        8.1    Increased Costs..............................................................45
        8.2    Basis for Determining Interest Rate Inadequate or Unfair.....................46
        8.3    Changes in Law Rendering Eurodollar Loans Unlawful...........................47
        8.4    Funding Losses...............................................................47
        8.5    Right of Lenders to Fund through Other Offices...............................47
        8.6    Discretion of Lenders as to Manner of Funding................................47
        8.7    Mitigation of Circumstances; Replacement of Lenders..........................48
        8.8    Conclusiveness of Statements; Survival of Provisions.........................48

SECTION 9      REPRESENTATIONS AND WARRANTIES...............................................49
        9.1    Organization.................................................................49
        9.2    Authorization; No Conflict...................................................49
        9.3    Validity and Binding Nature..................................................49
        9.4    Financial Condition..........................................................49
        9.5    No Material Adverse Change...................................................49
        9.6    Litigation...................................................................50
        9.7    Assets and Properties........................................................50
        9.8    Subsidiaries.................................................................50
        9.9    ERISA........................................................................50
        9.10   Investment Company Act.......................................................51
        9.11   Public Utility Holding Company Act...........................................51
        9.12   Regulation U.................................................................52
        9.13   Taxes........................................................................52
        9.14   Compliance with Environmental Laws...........................................52
        9.15   Insurance....................................................................52
        9.16   Real Property................................................................53
        9.17   Information..................................................................53
        9.18   Intellectual Property........................................................53
        9.19   Burdensome Obligations.......................................................53
        9.20   Labor Matters................................................................53
        9.21   No Default...................................................................53
        9.22   Contingent Obligations.......................................................54
        9.23   Foreign Employee Benefit Matters.............................................54
        9.24   Capitalization of the Company; Reservation of Shares;
                         Other Matters Relating to Capital Stock............................54

SECTION 10     COVENANTS....................................................................55
        10.1   Reports, Certificates and Other Information..................................55
                         10.1.1     Annual Report...........................................55
                         10.1.2     Interim Reports.........................................55
                         10.1.3     Compliance Certificates.................................56
                         10.1.4     Reports to the SEC and to Shareholders..................56
                         10.1.5     Notice of Default and Litigation........................56
                         10.1.6     Borrowing Base Certificates.............................57
                         10.1.7     Projections.............................................57
                         10.1.8     Management Reports......................................57
                         10.1.9     Cash Flow Forecasts.....................................57
                         10.1.10    Subordinated Debt Notices...............................58
                         10.1.11    No Default Certificate..................................58
                         10.1.12    Other Information.......................................58
        10.2   Books, Records and Inspections...............................................58
        10.3   Maintenance of Property; Insurance...........................................59
        10.4   Compliance with Laws; Payment of Taxes and Liabilities.......................59
        10.5   Maintenance of Existence, etc................................................59
        10.6   Financial Covenants..........................................................60
                         10.6.1     Fixed Charge Coverage Ratio.............................60
                         10.6.2     Interest Coverage Ratio.................................60
                         10.6.3     Senior Debt to EBITDA Ratio.............................61
                         10.6.4     Total Debt to EBITDA Ratio..............................61
                         10.6.5     EBITDA..................................................62
                         10.6.6     Capital Expenditures....................................62
        10.7   Limitations on Debt..........................................................62
        10.8   Liens........................................................................64
        10.9   Restricted Payments..........................................................65
        10.10  Mergers, Consolidations, Sales...............................................66
        10.11  Modification of Organizational Documents.....................................66
        10.12  Use of Proceeds..............................................................66
        10.13  Further Assurances...........................................................66
        10.14  Transactions with Affiliates.................................................68
        10.15  ERISA and Foreign Employee Benefit Compliance................................68
        10.16  Environmental Matters........................................................70
        10.17  Unconditional Purchase Obligations...........................................70
        10.18  Inconsistent Agreements; Subsidiary Support..................................70
        10.19  Business Activities..........................................................71
        10.20  Investments..................................................................71
        10.21  Restriction of Amendments to ESOP and Related Documents......................72
        10.22  Fiscal Year..................................................................72
        10.23  Prepayments, etc. of Debt....................................................73

SECTION 11     EFFECTIVENESS; CONDITIONS OF LENDING, ETC....................................73
        11.1   Initial Credit Extension.....................................................73
                         11.1.1     Notes...................................................73
                         11.1.2     Resolutions.............................................73
                         11.1.3     Incumbency and Signature Certificates...................74
                         11.1.4     Guaranty................................................74
                         11.1.5     Security Agreement......................................74
                         11.1.6     Pledge Agreement........................................74
                         11.1.7     Real Estate Documents...................................74
                         11.1.8     Opinions of Counsel.....................................75
                         11.1.9     Restated Charter; Lender Preferred; Board Designees.....75
                         11.1.10    Series A Warrant Agreement..............................75
                         11.1.11    Warrant Certificates....................................75
                         11.1.12    Registration Rights Agreement...........................75
                         11.1.13    Insurance...............................................75
                         11.1.14    [Intentionally Left Blank.].............................75
                         11.1.15    Filings, Registrations and Recordings...................76
                         11.1.16    Closing Certificate.....................................76
                         11.1.17    Borrowing Base Certificate..............................76
                         11.1.18    Charter and Bylaws......................................76
                         11.1.19    Plan Documents..........................................76
                         11.1.20    Other...................................................76
        11.2   Conditions...................................................................76
                         11.2.1     Compliance with Warranties, No Default, etc.............76
                         11.2.2     Borrowing Certificate...................................77
        11.3   Condition to Effectiveness...................................................77

SECTION 12     EVENTS OF DEFAULT AND THEIR EFFECT...........................................77
        12.1   Events of Default............................................................77
               12.1.1    Non-Payment of the Loans, etc. ....................................77
               12.1.2    Non-Payment of Other Debt..........................................77
               12.1.3    Other Material Obligations.........................................78
               12.1.4    Bankruptcy, Insolvency, etc........................................78
               12.1.5    Non-Compliance with Loan Documents.................................78
               12.1.6    Representations and Warranties.....................................78
               12.1.7    Plans..............................................................78
               12.1.8    Judgments..........................................................79
               12.1.9    Invalidity of Loan Documents, etc..................................79
               12.1.10   Invalidity of Subordination Provisions, etc........................79
               12.1.11   Material Adverse Effect............................................79
               12.1.12   Change in Control..................................................79
        12.2   Effect of Event of Default...................................................80

SECTION 13     THE AGENTS...................................................................80
        13.1   Appointment and Authorization................................................80
        13.2   Delegation of Duties.........................................................81
        13.3   Liability of Administrative Agent............................................81
        13.4   Reliance by Administrative Agent.............................................81
        13.5   Notice of Default............................................................82
        13.6   Credit Decision..............................................................82
        13.7   Indemnification..............................................................82
        13.8   Administrative Agent in Individual Capacity..................................83
        13.9   Successor Administrative Agent...............................................83
        13.10  Collateral Matters...........................................................84
        13.11  Funding Reliance.............................................................84

SECTION 14     GENERAL......................................................................85
        14.1   Waiver; Amendments...........................................................85
        14.2   Confirmations................................................................87
        14.3   Notices......................................................................87
        14.4   Computations.................................................................87
        14.5   Regulation U.................................................................88
        14.6   Costs, Expenses and Taxes....................................................88
        14.7   Subsidiary References........................................................88
        14.8   Captions.....................................................................88
        14.9   Assignments; Participations..................................................88
                         14.9.1     Assignments.............................................88
                         14.9.2     Participations..........................................90
        14.10  Governing Law................................................................90
        14.11  Counterparts.................................................................91
        14.12  Successors and Assigns.......................................................91
        14.13  Indemnification by the Borrowers.............................................91
        14.14  Nonliability of Lenders......................................................91
        14.15  Confidentiality..............................................................92
        14.16  Forum Selection and Consent to Jurisdiction..................................92
        14.17  Waiver of Jury Trial.........................................................93
        14.18  Power of Attorney............................................................93
        14.19  Addition and Termination of Subsidiaries as Borrowers........................94
        14.20  Treatment of Pre-Petition ESOP Loans.........................................94
        14.21  Treatment of Certain Borrowing Subsidiaries under the Pre-Petition Credit
               Agreement. ..................................................................95

SECTION 15     GUARANTY.....................................................................95
        15.1   The Guaranty.................................................................95
        15.2   Guaranty Unconditional.......................................................95
        15.3   Discharge Only Upon Payment in Full;
                         Reinstatement in Certain Circumstances.............................96
        15.4   Waiver.......................................................................96
        15.5   Stay of Acceleration.........................................................96



                                 SCHEDULES


SCHEDULE I            Initial Subsidiary Borrowers
SCHEDULE II           Properties Designated for Sale
SCHEDULE 2.1          Lenders and Percentages
SCHEDULE 2.3.6        Prior Letters of Credit
SCHEDULE 9.6          Litigation
SCHEDULE 9.8          Subsidiaries
SCHEDULE 9.9          Plans
SCHEDULE 9.15         Insurance
SCHEDULE 9.16         Real Property
SCHEDULE 9.20         Labor Matters
SCHEDULE 9.24         Capitalization
SCHEDULE 10.8         Permitted Existing Liens
SCHEDULE 10.20        Permitted Existing Investments
SCHEDULE 11.1.7       Mortgaged Properties
SCHEDULE 14.3         Addresses for Notices


                            EXHIBITS


EXHIBIT A             Form of Note (Section 3.1)
EXHIBIT B             Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C             Form of Cash Flow Report (Section 10.1.9)
EXHIBIT D             Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT E             Form of Assignment Agreement (Section 14.9.1)
EXHIBIT F-1           Form of Opinion of Skadden Arps Slate Meagher & Flom (Section 11.1.8)
EXHIBIT F-2           Form of Opinion of Ice Miller Donadio & Ryan (Section 11.1.8)
EXHIBIT F-3           Form of Opinion of Norman L. Roelke (Section 11.1.8)
EXHIBIT G             Form of Guaranty (Section 1.1)
EXHIBIT H             Form of Security Agreement (Section 1.1)
EXHIBIT I             Form of Pledge Agreement (Section 1.1)
EXHIBIT J             Form of Restated Charter (Section 1.1)
EXHIBIT K             Form of Series A Warrant Agreement (Section 1.1)
EXHIBIT L             Form of Warrant Certificate (Section 1.1)
EXHIBIT M             Form of Assumption Letter (Section 1.1)
EXHIBIT N             Form of Borrowing Certificate (Section 11.2.2)




                     POST-CONFIRMATION CREDIT AGREEMENT

        THIS POST-CONFIRMATION CREDIT AGREEMENT dated as of October 20, 2000 (this "Agreement") is entered into among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), the other Borrowers (defined below), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders"), AMSOUTH BANK, as documentation agent for the Lenders, and ABN AMRO BANK N.V. (in its individual capacity, "ABN"), as administrative agent for the Lenders.

                                  Recitals

        WHEREAS, on August 28, 2000 (the "Filing Date"), the Company, together with its Subsidiaries Gasboy International, Inc., Tokheim Investment Corp., Management Solutions, Inc., Sunbelt Hose & Petroleum Equipment Inc., Tokheim Services LLC and Tokheim RPS, LLC, (collectively with the Company, the "Debtors"), filed, with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code");

        WHEREAS, on the Filing Date the Debtors filed a Joint Plan of Reorganization of Tokheim Corporation and its Subsidiary Debtors in the Bankruptcy Court (the "Plan of Reorganization") and wish to obtain working capital financing upon the effectiveness thereof;

        WHEREAS, all of the secured claims of the Lenders with respect to obligations of the Company and its Subsidiaries under the Pre-Petition Credit Agreement (defined below) prior to the effectiveness of the Plan of Reorganization are to be evidenced by loans hereunder; and

        WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility (which includes letters of credit), and to restructure their existing secured claims owing by the Company and its Subsidiaries into special loans and term loans, in each case upon the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

        SECTION 1  DEFINITIONS.

        1.1 Definitions. When used herein the following terms shall have the following meanings:

        ABN - see the Preamble.

        Account Debtor means any Person who is obligated to the Company or any Domestic Subsidiary under an Account Receivable.

        Account Receivable means, with respect to any Person, any right of such person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

        Administrative Agent means ABN in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

        Affected Loan - see Section 8.3.

        Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) for purposes of Section 10.14 only, any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        Agents means the Administrative Agent and the Documentation Agent.

        Agreement - see the Preamble.

        Asset Sale means the sale, lease, assignment or other transfer for value (each a "Disposition") by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary other than (i) the sale or lease of inventory in the ordinary course of business, (ii) Dispositions permitted by Section 10.10(e) and (iii) Dispositions the Net Cash Proceeds of which do not exceed $100,000 in the aggregate in any Fiscal Year.

        Assignment Agreement - see Section 14.9.1.

        Assumption Letter means a letter of a Domestic Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit M pursuant to which such Subsidiary agrees to become a Borrower and agrees to be bound by the terms and conditions hereof.

        Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar reasonable legal expenses.

        Bankruptcy Code - see the recitals.

        Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

        Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

        Benefit Plan means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) subject to Title IV of ERISA in respect of which the Company or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA or with respect to which the Company or any ERISA Affiliate has any potential liability.

        Borrower means, as applicable, the Company, the Subsidiaries listed on Schedule I and any other Domestic Subsidiary designated by the Company as a Borrower hereunder pursuant to Section 14.19.

        Borrowing Base means an amount equal to the total of (a) 80% of the unpaid amount (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) of all Eligible Accounts Receivable (not including more than $2,500,000 of "bill and hold" Accounts Receivable) plus (b) 55% of the value of all Eligible Inventory comprising raw materials valued at the lower of cost or market (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) plus (c) 85% of the value of all Eligible Inventory comprising finished goods valued at the lower of cost or market (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) plus (d) the lesser of (x) 20% of the gross book value of all Eligible PP&E (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) and (y) $18,000,000 minus (e) any Proceeds Reserve.

        Borrowing Base Certificate means a certificate substantially in the form of Exhibit D.

        Borrowing Base Shortfall means, at any time, the amount by which the Revolving Outstandings exceed the Revolving Commitment Amount at such time.

        Borrowing Certificate - see Section 2.2.2.

        Budget - see Section 10.1.7.

        Business Day means any day (other than a Saturday or Sunday) on which ABN is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

        Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be classified as expenditures for the purchase or other acquisition of any asset classified as a fixed or capital asset in accordance with GAAP, but excluding expenditures made in respect of leasehold improvements to the extent the Company or the applicable Subsidiary has been reimbursed therefor by the applicable lessor and excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

        Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

        Capitalized Interest - see Section 4.2.

        Capital Stock means the equity securities of a corporation or societe anonyme, the voting partnership interests of a partnership and the voting membership interests of a limited liability company and any warrants, options or other rights in respect thereof.

        Cash Collateralize means to deliver cash collateral to the Administrative Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Administrative Agent. Derivatives of such term have corresponding meanings.

        Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Group ("S&P") or P-l by Moody's Investors Service, Inc. ("Moody's"), (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Lender or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) to the extent the same are held by Foreign Subsidiaries, (i) marketable direct obligations issued or unconditionally guaranteed by the governments of France, the United Kingdom, Germany or The Netherlands and backed by the full faith and credit of such government,
(ii) Euro, Deutsche Marks, French Francs, Dutch Guilders and Sterling and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of Germany, France, The Netherlands or the United Kingdom, or its branches or agencies, (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 or the equivalent amount in Euro, Deutsche Marks, French Francs, Dutch Guilders or Sterling and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's or at least BBB by S&P) and (iv) commercial paper of German, French, Dutch or United Kingdom banks and bank holding companies and their subsidiaries and German, French, Dutch and United Kingdom finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's.

        Chapter 11 Cases means the chapter 11 cases of the Debtors under case nos. 00-03454(PJW) through 00-03460(PJW) in the Bankruptcy Court.

        Closing Date - see Section 11.1.

        Code means the Internal Revenue Code of 1986.

        Collateral means all property and interests in property now owned or hereafter acquired by the Company or any of its Subsidiaries upon which a security interest, lien or mortgage is granted to the Administrative Agent, for the benefit of the Lenders, whether under the Security Agreement, under the Collateral Documents or under any of the other Loan Documents to secure obligations under any Loan Document and any Hedging Obligations with any Lender or any Affiliate of a Lender.

        Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, acknowledges the Liens of the Administrative Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

        Collateral Documents means the Security Agreement, each Mortgage, the Pledge Agreement and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Administrative Agent for the benefit of the Lenders.

        Commercial Letter of Credit means any Letter of Credit which is drawable upon presentation of a sight draft and other documents evidencing the sale or shipment of goods purchased by the Company or any Subsidiary in the ordinary course of business.

        Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's Tranche A Term Loan, Tranche B Term Loan, Special Loan and Revolving Loan Percentage of the Revolving Commitment Amount is set forth on Schedule 2.1.

        Common Stock - see Section 9.24.

        Company - see the Preamble.

        Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

        Confirmation Order means an order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code, which order shall be reasonably satisfactory to the Agents and the Majority Lenders.

        Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any gains or losses from Asset Sales, any extraordinary gains or losses and any gains or losses from discontinued operations.

        Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA.

        Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) the principal component of all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person, (h) all Debt of any partnership of which such Person is a general partner (except to the extent any such Debt is expressly non-recourse to such general partner) and
(i) any sale, assignment or discounting of Accounts Receivable, "traites" (within the meaning of French law) or similar post-dated checks or invoices of such Person, together with any obligation of such Person to pay discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith. For purposes of this Agreement, whenever the amount of any sale, assignment or discounting of Accounts Receivable, "traites" or post-dated checks or invoices is to be calculated, the amount thereof shall be the amount of the unrecovered capital or principal investment of the purchaser thereof, excluding amounts representing yield or interest earned on such investment.

        Debtors - see the recitals.

        Designated Proceeds - see Section 6.2.2(a).

        DIP Credit Agreement means the Post-Petition Credit Agreement dated as of August 29, 2000 among the Debtors, ABN AMRO Bank N.V., as administrative agent, and the lenders party thereto, as amended prior to the Closing Date.

        Documentation Agent means AmSouth Bank, in its capacity as documentation agent for the Lenders.

        Dollar Amount means at any time, in relation to an amount denominated in a currency other than United States Dollars, the amount of United States Dollars which could be purchased with such amount at the prevailing foreign exchange spot rate at such time.

        DOL means the Department of Labor and any Person succeeding to the functions thereof.

        Dollar and the sign "$" mean lawful money of the United States of America.

        Domestic Subsidiary means each Subsidiary other than a Foreign
Subsidiary.

        EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization expenses for such period plus the portion of consolidated net income attributable to minority interests in the Company's Subsidiaries not included in the calculation of Consolidated Net Income plus, to the extent deducted in determining such Consolidated Net Income, any non-recurring expenses related to the reorganization and restructuring of the Company and its Subsidiaries in connection with the Chapter 11 Cases plus, to the extent deducted in determining such Consolidated Net Income, to the extent incurred prior to the date hereof and to the extent the same are included in the definition of "EBITDA" for such period under the Pre-Petition Credit Agreement (as in effect immediately prior to Plan Effectiveness) pursuant to clause (x) of such definition (and subject to any limitation in such clause), any non-recurring expenses related to the reorganization and restructuring of the Company (including the businesses purchased pursuant to the Sofitam Acquisition and the Schlumberger Acquisition, and MSI) which are charged to operating expenses when and as charged plus, to the extent deducted in determining such Consolidated Net Income and without duplication, any non-recurring employee severance expenses which are charged to operating expenses when and as charged in an aggregate amount not to exceed $15,000,000 plus, to the extent deducted in determining such Consolidated Net Income and without duplication, any non-recurring expenses related to the reorganization and restructuring of the Company which are charged to operating expenses when and as charged in an aggregate amount not to exceed $2,000,000.

        Eligible Account Receivable means an Account Receivable owing to the Company or (so long as the same is a Subsidiary) Gasboy which meets each of the following requirements:

               (1) it arises from the sale of goods or the rendering of services by the Company or Gasboy; and if it arises from the sale of goods, (i) such goods comply with such Account Debtor's specifications (if any) and (except in connection with "bill and hold" Accounts Receivable in the ordinary course of business consistent with past practice) have been delivered to such Account Debtor and (ii) the Company or Gasboy, as applicable, has possession of, or if requested by the Administrative Agent has delivered to the Administrative Agent, delivery receipts evidencing such delivery;

               (2) it (a) is subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Agents and the Lenders and (b) is not subject to any other assignment, claim or Lien;

               (3) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part (provided, that in the event any counterclaim, credit, allowance, rebate or adjustment is asserted, or discount is granted, the Account Receivable shall only be ineligible pursuant to this clause (3) to the extent of the same);

               (4) there is no bankruptcy, insolvency or liquidation proceeding pending or threatened by or against the Account Debtor with respect thereto and the Account Debtor with respect thereto shall not be insolvent or have admitted in writing its inability to pay its debts generally as they become due;

               (5) it is not an Account Receivable arising from a "sale on approval," "sale or return" or "consignment" or subject to any other repurchase or return agreement and it is not an Account Receivable arising from a "bill and hold" except in connection with "bill and hold" Accounts Receivable in the ordinary course of business consistent with past practice;

               (6) except in connection with "bill and hold" Accounts Receivable in the ordinary course of business consistent with past practice, it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Company or any Subsidiary (or by any agent or custodian of the Company or any Subsidiary) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

               (7) it arises in the ordinary course of business of the Company or Gasboy, as applicable;

               (8) if the Company maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit (provided that if any such credit limit is exceeded, only the aggregate dollar amount in excess of such credit limit shall be ineligible pursuant to this clause (8));

               (9) such Account Receivable is not more than (a) 90 days past the due date thereof or (b) 125 days past the original invoice date thereof, in each case according to the original terms of sale;

               (10) the Account Debtor with respect thereto is not the Company or an Affiliate of the Company; and

               (11) such Account Receivable is denominated in Dollars and is payable in the United States.

An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. Further, with respect to any Account Receivable, if the Administrative Agent or the Required Revolving Lenders at any time hereafter determine in their reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account Receivable shall cease to be an Eligible Account Receivable after notice of such determination is given to the Company.

        Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary or (C) a Person of which a Lender is a Subsidiary; or (iv) an insurance company, pension fund, mutual fund, finance company or similar financial institution having a net worth of at least $250,000,000.

        Eligible Inventory means Inventory of the Company or (so long as the same is a Subsidiary) Gasboy which meets each of the following requirements:

               (1) it (a) is subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Agents and the Lenders and (b) is not subject to any other assignment, claim or Lien;

               (2) in the case of finished goods, it is salable;

               (3) it is in the possession and control of the Company or Gasboy and it is stored and held in facilities owned by the Company or Gasboy or, if such facilities are not so owned, the Administrative Agent is in possession of a Collateral Access Agreement with respect thereto;

               (4) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C.ss.215;

               (5) it is not subject to any agreement which would restrict the Administrative Agent's ability to sell, assign or otherwise dispose of such Inventory;

               (6) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

               (7) it is not "in transit" to the Company or Gasboy or held by the Company or Gasboy on consignment;

               (8) no event has occurred, and no condition exists, with respect to such Inventory that would substantially impede the ability of the Company (or Gasboy, as applicable) to continue to use or sell such item of Inventory in the ordinary course of business;

               (9) it is not evidenced by an Account Receivable; and

               (10) the Administrative Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

        Eligible PP&E means plants, buildings, furniture, fixtures and equipment owned by the Company or (so long as the same is a Subsidiary) Gasboy which meet the following requirements:

               (1) the Company or Gasboy is the lawful owner of such plants, buildings, furniture, fixtures or equipment, free and clear of all security interests, and such ownership is protected against all persons and entities whatsoever;

               (2) such plants, buildings, furniture, fixtures or equipment are in good condition, repair and working order and are insured in accordance with Section 10.3;

               (3) the Administrative Agent is the holder of a first priority security interest for the benefit of the Agents and the Lenders in the ownership interest of the Company or Gasboy therein; and

               (4) it is otherwise satisfactory to the Administrative
        Agent.

Plants, buildings, furniture, fixtures or equipment which at any time are Eligible PP&E, but which subsequently fail to meet any of the foregoing requirements, shall forthwith cease to be Eligible PP&E.

        Environmental Laws - see Section 9.14.

        ERISA means the Employee Retirement Income Security Act of 1974.

        ERISA Affiliate means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Company and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

        Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

        ESOP means the Retirement Savings Plan for Employees of Tokheim Corporation, effective July 1, 1989, and subsequently amended by the First, Second, Third and Fourth Amendments thereto adopted prior to the date of this Agreement.

        ESOP Preferred Stock - see Section 9.24.

        Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

        Eurodollar Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the Eurodollar Loans of such Lender hereunder. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

        Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

        Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined pursuant to the following formula:

                 Eurodollar Rate     =      Eurodollar Rate
                                            ---------------
               (Reserve Adjusted)           1-Eurocurrency
                                            Reserve Percentage.

        Event of Default means any of the events described in Section 12.1.

        Excess Cash Flow means, for any period, the remainder of

               (a)    EBITDA for such period,

        less

               (b)    the sum, without duplication, of

                      (i) scheduled repayments of principal of Special
               Loans made during such period (other than payments made or financed, directly or indirectly, with the proceeds of issuance of equity securities or Subordinated Debt issued by the Company or any Subsidiary), and all scheduled reductions in the Revolving Commitment Amount occurring during such period, plus

                      (ii) voluntary prepayments of the Term Loans and
               Special Loans pursuant to Section 6.2.1 during such period (other than payments made or financed, directly or indirectly, with the proceeds of issuance of equity securities or Subordinated Debt issued by the Company or any Subsidiary), plus

                      (iii) cash payments made in such period with respect
               to Capital Expenditures,

               plus

                      (iv) all federal, state, local and foreign income
               taxes paid in cash by the Company and its Subsidiaries during such period,

               plus

                      (v) cash Interest Expense of the Company and its
               Subsidiaries during such period,

               plus

                      (vi) to the extent reflected in determining EBITDA
               for such period, cash payments made by the Company and its Subsidiaries in respect of employee severance expense and reorganization and restructuring expenses.

        Existing Secured Lender Claims means all amounts payable by the Company or any Subsidiary to the Lenders under the Pre-Petition Credit Agreement and the Pre-Petition Loan Documents and all ESOP Guaranty Obligations (as defined in the Pre-Petition Credit Agreement), including principal, accrued and unpaid interest (including interest accrued from and after the Filing Date) and other costs and expenses.

        Facility means each of (a) the Commitments to make Revolving Loans and the Revolving Loans made thereunder, (b) the Tranche A Term Loans, (c) the Tranche B Term Loans and (d) the Special Loans.

        Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

        Filing Date - see the recitals.

        Fiscal Quarter means a fiscal quarter of a Fiscal Year.

        Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on November 30 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2000") refer to the Fiscal Year ending on November 30 of such calendar year.

        Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of (i) income taxes paid by the Company and its Subsidiaries plus (ii) all Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii) scheduled payments of principal of Funded Debt (including the Term Loans and the Special Loans).

        Foreign Employee Benefit Plan means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

        Foreign Pension Plan means any employee benefit plan as described in Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

        Foreign Subsidiary shall mean each Subsidiary of the Company organized under the laws of any jurisdiction other than the United States or any state thereof.

        FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

        Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

        GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

        Gasboy means Gasboy International, Inc., a Pennsylvania corporation.

        Group - see Section 2.2.1.

        Guaranteed Obligations means all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Borrowers (other than the Company) due or owing to, or in favor or for the benefit of, the Administrative Agent (for the benefit of the Lenders) and the Lenders under the Loan Documents and all Hedging Obligations of Domestic Subsidiaries owing to a Lender or an Affiliate of a Lender, in each case, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

        Guaranty means a guaranty substantially in the form of Exhibit G.

        Hazardous Substances - see Section 10.16.

        Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

        Indemnified Liabilities - see Section 14.13.

        Interest Coverage Ratio means, for any Computation Period, the ratio of (a) EBITDA for such Computation Period to (b) cash Interest Expense for such Computation Period.

        Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

        Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower pursuant to
Section 2.2.2 or 2.2.3, as the case may be; provided that:

                      (i) if any Interest Period would otherwise end on a
               day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                      (ii) any Interest Period that begins on a day for
               which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                      (iii) no Borrower may select any Interest Period for
               a Revolving Loan which would extend beyond the scheduled Termination Date; and

                      (iv) the Company may not select any Interest Period
               for a Term Loan in any Facility which would extend beyond the scheduled Termination Date.

        Inventory has the meaning assigned to such term in the Uniform Commercial Code as in effect in the State of New York on the date hereof.

        Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than prepaid expenses, accounts receivable and travel and similar advances to employees, in each case in the ordinary course of business).

        IRS means the Internal Revenue Service and any Person succeeding to the functions thereof.

        Issuing Lender means ABN in its capacity as the issuer of Letters of Credit hereunder and its successors and assigns in such capacity.

        L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

        Lender - see the Preamble. References to the "Lenders" shall include the Issuing Lender; for purposes of clarification only, to the extent that ABN (or any successor Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

        Lender Preferred means the Series A Senior Preferred Stock of the Company, stated value $10 per share, having the rights, preferences, privileges and restrictions set forth in the Restated Charter.

        Letter of Credit - see Section 2.1.5.

        Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

        Loan Documents means this Agreement, the Notes, the L/C
Applications, the Guaranty and the Collateral Documents.

        Loan Party means the Company and each Domestic Subsidiary.

        Loans means Revolving Loans, Term Loans and Special Loans.

        MSI means Management Solutions, Inc., a Colorado corporation.

        Majority Lenders means Lenders having an aggregate Total Percentage of more than 50%.

        Mandatory Prepayment Event - see Section 6.2.2(a).

        Margin Stock means any "margin stock" as defined in Regulation U.

        Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Loan Document to which it is a party or (c) a material adverse effect upon any substantial portion of the Collateral or upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document to which it is a party.

        Material Subsidiary means, at any time, any Subsidiary which at such time has assets in excess of $1,000,000 (without giving effect to any writedown of assets after the Closing Date not approved in writing by the Required Lenders).

        Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property of the Company or any Subsidiary.

        Multiemployer Plan means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA subject to Title IV of ERISA and which is contributed to by either the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has potential liability.

        Net Cash Proceeds means:

        (a) with respect to any Asset Sale the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale net of
               (i) the direct costs relating to such sale, transfer or other disposition (including brokerage and sales commissions and legal, accounting and investment banking fees), (ii) reasonable costs and expenses (including those required to be incurred by any state or local government) incurred directly in connection with developing or preparing the related assets for such sale, transfer or other disposition which are incurred in anticipation of such sale, transfer or other disposition (A) after the Company has designated such assets as being marketed for sale, transfer or other disposition in a notice to the Administrative Agent or (B) with respect to the properties previously designated for sale and set forth on Schedule II, in each case which are incurred prior to such sale (or reasonably estimated and escrowed at the time of such sale) and which (other than with respect to the Tokheim Professional Park Development on Dupont Road in Fort Wayne, Indiana) are incurred no more than 180 days prior to the closing of such Asset Sale, (iii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iv) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than the Loans), (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may, as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters and liabilities under any indemnification obligation associated with the assets sold or disposed of in such Asset Sale (provided that, if and to the extent that such reserves are no longer required to be maintained in accordance with GAAP, such amount shall amounts shall constitute Net Cash Proceeds, to the extent such amounts would have otherwise constituted Net Cash Proceeds under this clause (a)) and
               (vi) amounts applied to the replacement of the asset disposed of with another asset performing the same or a similar function within 90 days of such Asset Sale; and

        (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions); and

        (c) with respect to any issuance of Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs of such issuance (including up-front fees and placement fees).

        Note - see Section 3.1.

        PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        Percentage means a Revolving Loan Percentage, a Tranche A Term Loan Percentage, a Tranche B Term Loan Percentage or a Special Loan Percentage, as the context may require.

        Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

        Plan means any employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA or with respect to which the Company or any ERISA Affiliate has any potential liability.

        Plan Effectiveness means the time the Plan of Reorganization becomes effective in accordance with Article IX thereof.

        Plan of Reorganization - see the recitals.

        Pledge Agreement means a Pledge Agreement in the form of Exhibit I.

        Pre-Petition Credit Agreement means the Second Amended and Restated Credit Agreement dated as of December 14, 1998 among the Company, various borrowing subsidiaries, various lenders and ABN AMRO Bank N.V., as agent, as amended prior to the Filing Date.

        Pre-Petition Loan Documents means the "Loan Documents" (as defined in the Pre-Petition Credit Agreement).

        Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by ABN as its prime rate (whether or not such rate is actually charged by ABN). Any change in the Prime Rate announced by ABN shall take effect at the opening of business on the day specified in the public announcement of such change.

        Proceeds - see Section 6.5(a).

        Proceeds Account - see Section 6.5(a).

        Proceeds Reserve - see Section 6.5(b).

        Registration Rights Agreement means the Registration Rights Agreement in the form previously circulated to the Lenders to be entered into among the Company, the Lenders and certain other holders of Common Stock.

        Regulation D means Regulation D of the FRB.

        Regulation U means Regulation U of the FRB.

        Reportable Event means any of the events described in Section 4043 of ERISA for which the 30-day notice requirement has been waived by regulation (other than events described in ERISA ss.4043(c)(1) or (5)). For purposes of this Agreement, the term "Reportable Event" shall not be deemed to refer to the filing by any Debtor of a petition for relief under the Bankruptcy Code on August 28, 2000.

        Required Lenders means Lenders having an aggregate Total Percentage of more than 50%.

        Required Revolving Lenders means, at any time, Revolving Lenders having an aggregate Revolving Loan Percentage of more than 50%.

        Required Special Lenders means, at any time, Special Lenders having an aggregate Special Loan Percentage of more than 50%.

        Required Tranche A Term Lenders means, at any time, Tranche A Term Lenders having an aggregate Tranche A Term Loan Percentage of more than 50%.

        Required Tranche B Term Lenders means, at any time, Tranche B Term Lenders having an aggregate Tranche B Term Loan Percentage of more than 50%.

        Restated Charter means the Amended and Restated Articles of Incorporation of Tokheim Corporation filed by the Company with the Indiana Secretary of State on October 20, 2000, in the form of Exhibit J.

        Revolving Commitment means, as to any Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans pursuant to
Section 2.1.1, as reduced from time to time in accordance herewith. The initial amount of each Revolving Lender's Revolving Commitment is set forth on Schedule 2.1.

        Revolving Commitment Amount means $47,765,000; provided that on December 15, 2001 the Revolving Commitment Amount shall be automatically and permanently reduced by $7,765,000, on December 15, 2002, the Revolving Commitment Amount shall be automatically and permanently reduced by $10,000,000 and on the Termination Date the Revolving Commitment Amount shall be automatically and permanently reduced by $30,000,000. The Revolving Commitment Amount is also subject to reduction from time to time pursuant to Section 6.1. All reductions to the Revolving Commitment Amount under Section 6.1.1 or 6.1.2 shall be applied to diminish the amount of the scheduled reductions in the first sentence of this definition thereafter becoming effective in inverse order of scheduled occurrence.

        Revolving Lender means, at any time, a Lender with a Revolving Commitment at such time or which then holds any Revolving Loan.

        Revolving Loan - see Section 2.1.1.

        Revolving Loan Percentage means, as to any Revolving Lender, the percentage which (a) the amount of such Revolving Lender's Revolving Commitment (or, after termination of the Revolving Commitments, the outstanding principal amount of such Revolving Lender's Revolving Loans and participations in Letters of Credit) is of (b) the aggregate amount of the Revolving Commitments (or, after termination of the Revolving Commitments, the Revolving Outstandings).

        Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans plus (b) the Stated Amount of all Letters of Credit.

        SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

        Security Agreement means a security agreement substantially in the form of Exhibit H.

        Senior Debt means all Total Debt of the Company and its Subsidiaries other than Subordinated Debt.

        Senior Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Senior Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

        Series A Warrants means the Warrants to be issued to the Lenders on the Closing Date under the Series A Warrant Agreement to purchase an aggregate of 678,334 shares of Common Stock.

        Series A Warrant Agreement means the Series A Warrant Agreement in the form of Exhibit K to be entered into among the Company and the Lenders on the Closing Date.

        Series B Warrants means the Warrants to be issued to the holders of Allowed Junior Subordinated Note Claims (as defined in the Plan of Reorganization) on the Closing Date under the Series B Warrant Agreement to purchase an aggregate of 555,556 shares of Common Stock.

        Series B Warrant Agreement means the Series B Warrant Agreement dated as of the Closing Date among the Company and the holders of Allowed Junior Subordinated Note Claims (as defined in the Plan of Reorganization), or a warrant agent on behalf of such holders.

        Series C Warrants means the Warrants to be issued to the holders of Allowed Old Common Stock Interests (as defined in the Plan of
Reorganization) on the Closing Date under the Series C Warrant Agreement to purchase an aggregate of 549,451 shares of Common Stock.

        Series C Warrant Agreement means the Series C Warrant Agreement dated as of the Closing Date among the Company and the holders of Allowed Old Common Stock Interests (as defined in the Plan of Reorganization), or a warrant agent on behalf of such holders.

        Special Lender - means at any time a Lender which then holds any Special Loan.

        Special Loan - see Section 2.1.4.

        Special Loan Percentage means, as to any Lender, the percentage which (a) the principal amount of such Lender's Special Loan is of (b) the aggregate principal amount of all Special Loans.

        Standby Letter of Credit means any Letter of Credit that is not a Commercial Letter of Credit.

        Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

        Subordinated Debt means any unsecured Debt of the Company which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders.

        Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

        Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments for deposit or in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

        Term Loans means the Tranche A Term Loans and the Tranche B Term
Loans.

        Termination Date means the earlier to occur of (a) September 20, 2005 or (b) such other date on which the Commitments terminate pursuant to
Section 6 or 12.

        Termination Event means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any ERISA Affiliate; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

        Total Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (i) contingent obligations in respect of Suretyship Liabilities (except to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations and (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

        Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Total Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

        Total Percentage means, as to any Lender, (1) for purposes of determining the Majority Lenders, the percentage which (i) the Revolving Commitment of such Lender plus the unpaid principal amount of the Term Loans and Special Loan of such Lender (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in all Letters of Credit) is of (ii) the sum of the Revolving Commitments of all Lenders plus the unpaid principal amount of all Term Loans and Special Loans (plus, after the termination of the Revolving Commitments, the Revolving Outstandings) and (2) for all other purposes, the percentage which (i) the Revolving Commitment of such Lender plus the unpaid principal amount of the Term Loans of such Lender (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in all Letters of Credit) is of (ii) the sum of the Revolving Commitments of all Lenders plus the unpaid principal amount of all Term Loans (plus, after the termination of the Revolving Commitments, the Revolving Outstandings).

        Tranche A Term Lender means at any time a Lender which then holds any Tranche A Term Loan.

        Tranche A Term Loan - see Section 2.1.2.

        Tranche A Term Loan Percentage means, as to any Lender, the percentage which (a) the principal amount of such Lender's Tranche A Term Loan is of (b) the aggregate principal amount of all Tranche A Term Loans.

        Tranche B Term Lender means at any time any Lender which then holds any Tranche B Term Loan.

        Tranche B Term Loan - see Section 2.1.3.

        Tranche B Term Loan Percentage means, as to any Lender, the percentage which (a) the principal amount of such Lender's Tranche B Term Loan is of (b) the aggregate principal amount of all Tranche B Term Loans.

        Trust - see Section 14.20.

        Type of Loan or Borrowing - see Section 2.2.1. The types of Loans or borrowings under this Agreement are as follows: Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

        Unimproved Indiana Property - see Section 10.13(b).

        Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or the giving of notice or both, constitute an Event of Default.

        Warrants means the Series A Warrants, the Series B Warrants and the Series C Warrants.

        Warrant Certificate means a Warrant Certificate in the form of Exhibit L.

        Wholly-Owned Subsidiary means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

        Wholly-Owned Domestic Subsidiary means a Domestic Subsidiary that is a Wholly-Owned Subsidiary.

        Wholly-Owned Foreign Subsidiary means a Foreign Subsidiary that is a Wholly-Owned Subsidiary.

        1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (c) The term "including" is not limiting and means
"including without limitation."

               (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments and organizational documents and instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

               (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agents or the Lenders merely because of the Agents' or Lenders' involvement in their preparation.

        SECTION 2 COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

        2.1 Commitments and Loans. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Borrowers as follows:

               2.1.1 Revolving Loan Commitment. Each Revolving Lender will make loans to the Company or any other Borrower, in each case on a revolving basis ("Revolving Loans"), from time to time until the Termination Date in such Lender's Revolving Loan Percentage of such aggregate amounts as the applicable Borrower may request from all Revolving Lenders under the Revolving Commitments; provided that (a) the Revolving Loans of each Revolving Lender plus the participations of such Revolving Lender in all Letters of Credit will not at any time exceed such Revolving Lender's Revolving Commitment and (b) the Revolving Outstandings will not at any time exceed the lesser of (x) the Revolving Commitment Amount and
(y) the Borrowing Base. Upon Plan Effectiveness, all "Revolving Loans" (under and as defined in the DIP Credit Agreement) of each Revolving Lender shall automatically become Revolving Loans hereunder owing by the Company.

               2.1.2 Tranche A Term Loans. Upon Plan Effectiveness, a portion of each Tranche A Term Lender's Existing Secured Lender Claims shall be automatically converted to a term loan hereunder payable by the Company to such Lender (each such loan, a "Tranche A Term Loan") in an amount equal to the amount of Tranche A Term Loan set forth opposite such Lender's name on Schedule 2.1.

               2.1.3 Tranche B Term Loans. Upon Plan Effectiveness, a portion of each Tranche B Term Lender's Existing Secured Lender Claims shall be automatically converted to a term loan hereunder payable by the Company to such Lender (each such loan, a "Tranche B Term Loan") in an amount equal to the amount of Tranche B Term Loan set forth opposite such Lender's name on Schedule 2.1.

               2.1.4 Special Loans. Upon Plan Effectiveness, a portion of each Special Lender's Existing Secured Lender Claims shall be automatically converted to a term loan hereunder payable by the Company to such Lender (each such loan, a "Special Loan") in an amount equal to the amount of Special Loan set forth opposite such Lender's name on Schedule 2.1.

               2.1.5 L/C Commitment. (a) The Issuing Lender will issue standby and commercial letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each a "Letter of Credit"), at the request of and for the account of the applicable Borrower from time to time before the date which is 30 days prior to the scheduled Termination Date and (b) as more fully set forth in Section 2.3.2, each Revolving Lender agrees to purchase a participation in each such Letter of Credit; provided that (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $5,000,000, (ii) the aggregate Stated Amount of all Standby Letters of Credit shall not at any time exceed $3,000,000, (iii) the Revolving Loans of each Revolving Lender plus the participations of such Lender in all Letters of Credit will not at any time exceed such Revolving Lender's Revolving Commitment and (iv) the Revolving Outstandings will not at any time exceed the lesser of (x) the Revolving Commitment Amount and
(y) the Borrowing Base.

        2.2 Loan Procedures.

               2.2.1 Various Types of Loans. Each Revolving Loan shall be, and each Term Loan may be divided into tranches which are, either a Base Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the applicable Borrower shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that not more than ten different Groups of Eurodollar Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Loans in each Facility shall be effected so that each Lender holding Loans in such Facility will have a pro rata share (according to its applicable Percentage) of all types and Groups of Loans constituting such Facility. Each Revolving Loan and Term Loan shall be a Base Rate Loan on the Closing Date.

               2.2.2 Borrowing Procedures. The applicable Borrower shall give written notice in the form of Exhibit N (a "Borrowing Certificate") to the Administrative Agent of each proposed borrowing of Revolving Loans not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Revolving Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Revolving Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Revolving Lender's Revolving Loan Percentage of such borrowing and, so long as the Administrative Agent has received the borrowing certificate under
Section 11.2.2 therefor and has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the applicable Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $500,000, and each Eurodollar borrowing shall be in an aggregate amount of at least $5,000,000 and an integral multiple of $1,000,000.

               2.2.3 Conversion and Continuation Procedures. (a) Subject to
Section 2.2.1, each Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

                      (i) elect, as of any Business Day, to convert any
               Eurodollar Loans or Base Rate Loans extended to such Borrower (or any part thereof in an aggregate amount not less than $5,000,000 or a higher integral multiple of $1,000,000) into Loans of the other type; or

                      (ii) elect, as of the last day of the applicable
               Interest Period, to continue any Eurodollar Loans extended to such Borrower having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $5,000,000 or a higher integral multiple of $1,000,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of Eurodollar Loans shall be at least $5,000,000 and an integral multiple of $1,000,000.

               (b) The applicable Borrower shall give written notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                      (i)    the proposed date of conversion or
                             continuation;

                      (ii) the aggregate amount of Loans to be converted or continued;

                      (iii) the type of Loans resulting from the proposed conversion or continuation; and

                      (iv)   in the case of conversion into, or
                             continuation of, Eurodollar Loans, the
                             duration of the requested Interest Period therefor.

               (c) If, upon the expiration of any Interest Period applicable to Eurodollar Loans extended to any Borrower, such Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, such Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective on the last day of such Interest Period.

               (d) The Administrative Agent will promptly notify each Lender holding a Loan in the applicable Facility of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the applicable Borrower, of the details of any automatic conversion.

               (e) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

        2.3 Letter of Credit Procedures.

               2.3.1 L/C Applications. The applicable Borrower shall give notice pursuant to a Borrowing Certificate to the Administrative Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the applicable Borrower and in all respects satisfactory to the Administrative Agent and the Issuing Lender, together with such other documentation as the Administrative Agent or the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof (provided that any Letter of Credit may, with the consent of the Issuing Lender, be automatically renewable for successive one-year periods (which shall in no event extend beyond the date referred to in the following clause (y)) and (y) thirty days prior to the scheduled Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Lender has received a copy of the borrowing certificate under Section 11.2.2 therefor from the Administrative Agent and has not received written notice that the applicable conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

               2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each other Revolving Lender, and each other Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Revolving Lender's Revolving Loan Percentage, in such Letter of Credit and the applicable Borrower's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any Revolving Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Administrative Agent or such Revolving Lender may reasonably request.

               2.3.3 Reimbursement Obligations. Each Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit issued for its account honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the applicable Borrower therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus 2.5% per annum plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the applicable Borrower shall not affect the rights of the Issuing Lender or the Revolving Lenders in any manner whatsoever. Subject to the conditions precedent set forth in Section 11.2, if the applicable Borrower has not reimbursed the Issuing Lender on or prior to the third Business Day after the Issuing Lender makes any payment under a Letter of Credit, such Borrower hereby authorizes the Administrative Agent to make a request for Revolving Loans to be made to such Borrower in the amount of such Borrower's reimbursement obligation with respect to such payment, and the Revolving Lenders will, upon receipt of such notice from the Administrative Agent, immediately and without any request by or notice to such Borrower, provide for the payment of any reimbursement obligations due to the Issuing Lender and any interest accrued thereon by making Revolving Loans to such Borrower (in accordance with their respective Revolving Loan Percentages) in the amount thereof, which reimbursement obligation shall be thereupon satisfied to the extent of the Revolving Loans so made.

               2.3.4 Limitation on Obligations of Issuing Lender. In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation to any Borrower or any Revolving Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not impose upon the Issuing Lender any liability to any Borrower or any Revolving Lender and shall not reduce or impair any Borrower's reimbursement obligations set forth in Section
2.3.3 or the obligations of the Revolving Lenders pursuant to Section
2.3.5.

               2.3.5 Funding by Revolving Lenders to Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and the applicable Borrower has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Lender from any Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of such Borrower or otherwise, each other Revolving Lender shall be obligated to pay to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Revolving Loan Percentage of such payment or disbursement (but no such payment shall diminish the obligations of the Borrowers under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each other Revolving Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the Issuing Lender's account the amount of such other Revolving Lender's Revolving Loan Percentage of such payment or disbursement. If and to the extent any Revolving Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Revolving Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Revolving Lender's failure to make available to the Administrative Agent its Revolving Loan Percentage of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender's Revolving Loan Percentage of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender's Revolving Loan Percentage of any such payment or disbursement.

               2.3.6 Prior Letters of Credit. (a) The Company, the Lenders and the Administrative Agent agree that, on the Closing Date, the letters of credit issued by ABN under the Pre-Petition Credit Agreement and listed on Schedule 2.3.6 shall be deemed to be, and constitute, Letters of Credit issued hereunder. Without limiting the generality of the foregoing, each Revolving Lender shall be deemed to have purchased from ABN a participation in such Letters of Credit on the Closing Date pursuant to Section 2.3.2. The letter of credit fees payable under Section 5.3(a) with respect to such Letters of Credit shall accrue from the Closing Date.

        (b) The Company, the Administrative Agent, the Issuing Lender and the Revolving Lenders acknowledge that the Letter of Credit listed at item 3 of Schedule 2.3.6 is denominated in Sterling (the "Sterling LC") and agree as follows with respect to the Sterling LC:

               (i) The Company agrees that its reimbursement obligation under Section 2.3.3 in respect of a drawing under the Sterling LC,
        (A) shall be payable in Dollars at the Dollar Amount of such obligation in Sterling (determined on the date of payment) and (B) shall bear interest at the rate specified in the second sentence of
        Section 2.3.3.

               (ii) Each Revolving Lender agrees that its obligation to make Revolving Loans under Section 2.3.3 and to fund its participation interest in any unpaid reimbursement obligation in respect of a drawing under Section 2.3.5, in each case with respect to the Sterling LC shall be payable in Dollars at the Dollar Amount of such obligation in Sterling (calculated on the date of payment) (and any such amount which is not paid when due shall bear interest at the rates specified in the penultimate sentence of Section 2.3.5).

               (iii) For purposes of determining whether there is availability for the Company to request, continue or convert any Revolving Loan, or request, extend or increase the Stated Amount of any Letter of Credit, the Dollar Amount of the Stated Amount of the Sterling LC shall be calculated on the date such Revolving Loan is to be made, continued or converted or such Letter of Credit is to be issued, extended or increased.

               (iv) For purposes of determining (x) the letter of credit fee under Section 5.3(a) and (y) the letter of credit fronting fee under Section 5.3(b), the Dollar Amount of the Stated Amount of the Sterling LC shall be determined on each of (1) the date of any payment by the Issuing Lender in respect of a drawing under the Sterling LC, (2) the last day of each calendar month and (3) each day on which the aggregate amount of the Revolving Commitments and/or the Commitment of the Issuing Lender to issue Letters of Credit is reduced.

               (v) If, on the last day of any calendar month or any day on which the aggregate amount of the Revolving Commitments and/or the Commitment of the Issuing Lender to issue Letters of Credit is reduced, the Revolving Outstandings (valuing the Stated Amount of, and all reimbursement obligations in respect of, the Sterling LC at the Dollar Amount thereof as of such day) would exceed the aggregate amount of the Revolving Commitments, then the Company will immediately eliminate such excess by prepaying Revolving Loans and/or Cash Collateralizing the Letters of Credit.

               (vi) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of the Sterling LC in the currency in which such sum is expressed to be payable into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Issuing Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent, the Issuing Lender or any Revolving Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions hereof (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Issuing Lender of any sum adjudged to be so due in the Judgment Currency, the Issuing Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Issuing Lender in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Issuing Lender or the Revolving Lender to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Issuing Lender in such currency, the Issuing Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

               (vii) The Company agrees that it shall not renew or amend (and the Issuing Lender shall not renew or amend) the Sterling LC beyond its expiry date as set forth on the date hereof. Notwithstanding anything to the contrary herein, the Issuing Lender shall not issue any Letter of Credit in a currency other than Dollars.

        2.4 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

        2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

        SECTION 3 NOTES EVIDENCING LOANS.

        3.1 Notes. The Loans of each Lender shall be evidenced by a promissory note (each a "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, duly executed by the Borrowers and payable to the order of such Lender, as follows:

        (a) Each Revolving Loan of such Lender shall be paid in full on the Termination Date.

        (b) The Tranche A Term Loan of such Lender shall be paid in full on the Termination Date.

        (c) The Tranche B Term Loan of such Lender shall be paid in full on the Termination Date.

        (d) The Special Loan of such Lender shall be paid on the dates set forth below in installments equal to such Lender's Special Loan Percentage of the aggregate principal amount set forth below opposite the due date set forth below:

                     Date                      Amount

                 November 30, 2002           $25,000,000
                 November 30, 2003           $25,000,000
                 November 30, 2004           $25,000,000
                 September 20, 2005          the outstanding principal balance
                                             of all Special Loans.

The Company shall pay, in connection with each such installment of Special Loans, all accrued but unpaid interest on the principal amount due and all Capitalized Interest theretofore capitalized and allocable to such principal amount (including Capitalized Interest theretofore capitalized on any Capitalized Interest allocable to such principal amount) and all accrued but unpaid interest on such Capitalized Interest.

        3.2 Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be conclusive and binding on the Borrowers as to the principal amount owing and unpaid on such Note, absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

        SECTION 4 INTEREST.

        4.1 Interest Rates. (a) Subject to clause (d) below, each Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan extended to it for the period commencing on the date of such Loan until such Loan is paid in full as follows:

               (i) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus 2.50%; and

               (ii) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus 4.00%.

        (b) Subject to clause (d) below, the Company promises to pay interest on the unpaid principal amount of each Term Loan for the period commencing on Plan Effectiveness until such Loan is paid in full as follows:

               (i) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus 3.50%; and

               (ii) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus 5.00%.

        (c) Subject to clause (d) below, the Company promises to pay interest on the unpaid principal amount of each Special Loan for the period commencing on Plan Effectiveness until such Loan is paid in full at a rate per annum equal to 16%.

        (d) At any time an Event of Default exists, upon notice from the Lenders holding an aggregate Percentage in the applicable Facility of greater than 50%, the interest rate applicable to each Loan in such Facility shall be the sum of 3% plus the interest rate otherwise applicable to such Loan.

        4.2 Interest Payment Dates; Capitalization of Interest on Special Loans. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand. Accrued interest on the Special Loans shall be payable on the last day of each Fiscal Quarter and at final maturity. All interest due on the Special Loans payable at any time other than maturity (whether upon scheduled principal payment, by acceleration or otherwise) shall be capitalized and added to the unpaid principal amount thereof on the date such payment is due (all such capitalized interest, "Capitalized Interest").

        4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender holding a Loan in the applicable Facility. Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of manifest error. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder.

        4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

        SECTION 5 FEES.

        5.1 Facility Fees. The Company agrees to pay to the Administrative Agent for the account of the Revolving Lenders a nonrefundable facility fee of 0.50% per annum of the Revolving Commitment Amount then in effect (whether or not used), payable on the Closing Date and on each anniversary thereof and at maturity to be shared ratably among the Revolving Lenders in accordance with their respective Revolving Loan Percentages. The Company agrees to pay to the Administrative Agent for the account of the Tranche A Term Lenders and Tranche B Term Lenders a facility fee of 0.50% per annum of the aggregate principal amount of the Tranche A Term Loans and Tranche B Term Loans, as applicable, then outstanding, payable on the Closing Date and on each anniversary thereof and at maturity, to be shared ratably among the Tranche A Term Lenders and Tranche B Term Lenders, as applicable, in accordance with their respective Tranche A Term Loan Percentages and Tranche B Term Loan Percentages, as applicable.

        5.2 Upfront Fee. The Company agrees to pay to the Administrative Agent for the account of the Revolving Lenders on the Closing Date a nonrefundable upfront fee of 1% of the Revolving Commitment Amount as in effect on such day, to be shared ratably among the Revolving Lenders in accordance with their respective Revolving Loan Percentages.

        5.3 Letter of Credit Fees. (a) Each Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a nonrefundable letter of credit fee for each Letter of Credit issued for the account of such Borrower equal to 4.00% per annum of such Lender's Revolving Loan Percentage (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, upon notice from the Required Revolving Lenders, the rate applicable to each Letter of Credit shall be 7.00% per annum at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar month and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

               (b) In addition, each Borrower agrees to pay to the Issuing Lender, with respect to each Letter of Credit issued upon the request of such Borrower, for the account of the Issuing Lender (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a nonrefundable letter of credit fronting fee in an amount equal to 0.25% of the Stated Amount of such Letter of Credit upon issuance thereof.

        5.4 Administrative Agent's Fees. The Company agrees to pay to the Administrative Agent for its own account a nonrefundable agent's fee of $100,000 per annum payable on the Closing Date and on each anniversary thereof.

        SECTION 6 REDUCTION OR TERMINATION OF THE REVOLVING
                  COMMITMENT AMOUNT; PREPAYMENTS; TREATMENT OF
                  PROCEEDS.

        6.1 Reduction or Termination of the Revolving Commitment Amount.

               6.1.1 Voluntary Reduction or Termination of the Revolving Commitment Amount. The Company may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings; provided that the Company may not reduce the Revolving Commitment Amount pursuant to this Section 6.1.1 if any Term Loan or Special Loan is outstanding. Any such reduction shall be in an amount not less than $1,000,000 or a higher integral multiple of $1,000,000. Concurrently with any reduction of the Revolving Commitment Amount to zero, each Borrower shall pay all accrued but unpaid interest on the Revolving Loans extended to it, and the Company shall pay all accrued but unpaid facility fees with respect to the Revolving Loan Facility and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit (at 105% of the Stated Amount of each outstanding Letter of Credit).

               6.1.2 Mandatory Reductions of Revolving Commitment Amount. On the date of any Mandatory Prepayment Event, the Revolving Commitment Amount shall be automatically and permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event less the amount (if any) applied to prepay Loans pursuant to Section 6.2.2.

               6.1.3 Reductions of the Revolving Commitment Amount Pro Rata Among Revolving Lenders. All reductions of the Revolving Commitment Amount shall reduce the Revolving Commitments pro rata among the Revolving Lenders according to their respective Revolving Loan Percentages.

        6.2 Prepayments.

               6.2.1 Voluntary Prepayments. The Borrowers may from time to time prepay the Loans in whole or in part; provided that (i) the Company may not make any prepayment of any Term Loan pursuant to this Section if any Special Loan is outstanding and (ii) the applicable Borrower shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment.

               6.2.2 Mandatory Prepayments. (a) The Company shall make a prepayment of the Term Loans, Special Loans and, as set forth in the next paragraph, Revolving Loans upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

               (i) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, in an amount equal to 100% of such Net Cash Proceeds.

               (ii) Concurrently with the receipt of any insurance (other than proceeds of any business interruption insurance policy) or condemnation proceeds (or other similar recoveries) by the Company or any Subsidiary or by the Administrative Agent (to the extent the Administrative Agent is holding the insurance or condemnation proceeds as additional Collateral) from any casualty loss incurred by the Company or any Subsidiary or condemnation of property, in an amount equal to 100% of such insurance or condemnation proceeds (or other similar recoveries) net of any collection expenses; provided that no such prepayment shall be required with respect to any such proceeds
                      (i) if on or prior to the date of receipt of such proceeds, an authorized officer of the Company delivers to the Administrative Agent a notice stating that the Company or the applicable Subsidiary intends and expects to use such proceeds for the financing of the replacement, substitution or restoration of the assets sustaining such casualty loss or condemnation within 180 days after the date of such receipt and
                      (ii) if and to the extent such proceeds are used by the Company or the applicable Subsidiary within 180 days after the date of receipt of such proceeds for the financing of the replacement, substitution or restoration of the assets sustaining such casualty loss or condemnation.

               (iii) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (excluding (x) any issuance of shares of Capital Stock of the Company, in an aggregate amount not to exceed 10% of the shares of Common Stock on a fully-diluted basis as of the Closing Date, pursuant to any employee or director stock option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to the Company or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

                (iv) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of any Debt of the Company or any Subsidiary (excluding Debt permitted by Section 10.7, other than Subordinated Debt), in an amount equal to 100% of such Net Cash Proceeds.

               (v) Within 90 days after the end of each Fiscal Year (commencing with Fiscal Year 2002), in an amount equal to 90% of Excess Cash Flow for such Fiscal Year (provided, that with respect to any such payment to be made within 90 days after the end of Fiscal Year 2002, such payment shall be in an amount equal to 90% of cumulative Excess Cash Flow for Fiscal Year 2001 and Fiscal Year 2002).

               (vi) Upon the receipt of any tax refund of $200,000 or more by the Company or any Subsidiary with respect to income taxes, in an amount equal to 100% of such refund.

        Subject to the second sentence of Section 7.2, all Designated Proceeds of Mandatory Prepayment Events shall be applied to the Loans as follows: (1) as to any Designated Proceeds comprising the first $15,000,000 of Designated Proceeds received by the Company and its Subsidiaries in the aggregate after the Closing Date (all such Designated Proceeds, "Primary Proceeds"), to prepay Special Loans or Tranche A Term Loans, as the Company may elect with respect to any such Primary Proceeds pursuant to written notice delivered by the Company to the Administrative Agent, or, if the Special Loans and Tranche A Term Loans have been paid in full, to prepay Tranche B Term Loans and (2) as to all Designated Proceeds other than Primary Proceeds, first to prepay Special Loans until the Special Loans have been paid in full, second, after payment in full of the Special Loans, to prepay Tranche A Term Loans until the Tranche A Term Loans have been paid in full, and third, after payment in full of the Special Loans and Tranche A Term Loans, to prepay Tranche B Term Loans; provided that, in the case of any Mandatory Prepayment Event described in clause (i) or (ii) above, the Designated Proceeds of such Mandatory Prepayment Event shall be applied first to prepay the Revolving Loans to the extent necessary to eliminate any Borrowing Base Shortfall caused by such Mandatory Prepayment Event (and, after such application, applied as set forth in clauses (1) and (2) of this sentence) and, to the extent of such application to the Revolving Loans, such Designated Proceeds shall be disregarded for purposes of calculating the amount of Primary Proceeds received under clause (1) of this sentence.

               (b) If on any day the Revolving Outstandings exceed the Borrowing Base, the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

               (c) If on any day on which the Revolving Commitment Amount is reduced pursuant to Section 6.1.2 any Borrowing Base Shortfall exists, the Borrowers shall immediately prepay Revolving Loans or Cash
Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such Borrowing Base Shortfall.

               (d) If the Company or any Subsidiary receives any proceeds of any business interruption insurance policy, the Company shall, forthwith upon such receipt, prepay Revolving Loans (or, to the extent that no Revolving Loans are outstanding, Cash Collateralize Letters of Credit) in an amount equal to 100% of such proceeds.

        6.3 All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $1,000,000 or a higher integral multiple of $500,000. Any partial prepayment of a Group of Eurodollar Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a Loan shall include accrued interest on the principal amount being repaid and shall, in the case of any Eurodollar Loan being prepaid on a day other than the last day of an Interest Period therefor, be subject to Section 8.4. All prepayments of Special Loans (other than mandatory prepayments that the Company is obligated to make upon receipt of any Net Cash Proceeds of Subordinated Debt or equity securities pursuant to Section 6.2.2(a)(iii) or (iv)) shall be applied in the inverse order of maturity to the remaining installments thereof. All mandatory prepayments of Special Loans that the Company is obligated to make upon receipt of Net Cash Proceeds of Subordinated Debt or equity securities pursuant to Sections 6.2.2(a)(iii) and (iv) shall be applied to the remaining installments of the Special Loans in forward order of maturity.

        6.4 Prepayment Premium. The Company shall pay to the Administrative Agent, for the ratable benefit of the Special Lenders, in addition to the principal amount of any such prepayment, a prepayment premium on each prepayment of Special Loans pursuant to Section 6.2.1 (other than any such prepayment that occurs simultaneously with the payment in full in cash of all Term Loans) in an amount equal to the percentage of the principal amount prepaid, depending on the date of such prepayment, in accordance with the following schedule:

               Date of Prepayment                  Premium Percentage

               Closing Date through 11/30/01              2%
               12/1/01 through 2/29/02                    1.50%
               3/1/02 through 5/31/02                     1%
               6/1/02 through 8/31/02                     0.50%
               9/1/02 and thereafter                      0%.

Each such prepayment premium shall be due and payable concurrently with the prepayment of Special Loans giving rise to such premium.

        6.5 Treatment of Certain Proceeds. (a) If the Company or any Subsidiary receives any cash proceeds from any Asset Sale (net of items referred to in clauses (a)(i) - (v) of the definition of "Net Cash Proceeds" with respect to such Asset Sale) or any insurance or condemnation proceeds or similar recoveries from a casualty loss or a condemnation of property suffered by the Company or any Subsidiary, in any case in an amount in excess of $5,000,000 (all such Asset Sale proceeds or insurance or condemnation proceeds, "Asset Proceeds"), then, to the extent that the Company does not apply an amount equal to such Asset Proceeds upon the receipt thereof by the Company or the applicable Subsidiary to the payment of Loans as set forth in Section 6.2.2(a) or to the concurrent replacement of the asset disposed of in such Asset Sale with an asset performing the same or a similar function or the concurrent replacement, substitution or restoration of the assets sustaining such casualty loss or condemnation, the Company shall (directly or indirectly through a Subsidiary) deposit into an interest bearing account under the Administrative Agent's sole dominion and control and with respect to which the Administration Agent shall have the sole power of withdrawal (each, a "Proceeds Account") an amount equal to all such Asset Proceeds (such amount not so applied is hereinafter referred to as "Proceeds") less the amount of Revolving Loans prepaid allocable to such Proceeds as provided in Section 6.5(b). In connection with each such deposit, the Company shall certify to the Administrative Agent the date of receipt by the Company or the relevant Subsidiary of the funds deposited. Amounts deposited in any Proceeds Account shall be held by the Administrative Agent for the benefit of the Lenders as collateral security for the obligations of the Loan Parties under the Loan Documents. If no Unmatured Event of Default or Event of Default exists, the Administrative Agent will make available to the Company amounts in the Proceeds Account (plus any interest accrued thereon) solely for the purposes of (x) financing the replacement, substitution or restoration of the assets sustaining the related casualty loss or condemnation or, as applicable, the replacement of the asset disposed of in the related Asset Sale with another asset performing the same or a similar function, in each case upon the Company's written request therefor (which request shall contain a certification that the Proceeds so released will be used for such purpose), or (y) prepaying Loans in accordance with Section 6.2.2(a), to the extent required in connection with such Asset Sale, casualty loss or condemnation upon the Company's written notice to the Agent requesting that the applicable funds be applied to make such prepayment; provided that (i) any Proceeds (plus any interest accrued thereon) of an Asset Sale remaining in the Proceeds Account on the 91st day after the receipt by the Company or the applicable Subsidiary of Proceeds from such Asset Sale shall be applied on such day (or, if such day is not a Business Day, the first Business Day thereafter) to the payment of Loans as set forth in Section 6.2.2(a) and (ii) any Proceeds (plus any interest accrued thereon) of a casualty loss or condemnation remaining in the Proceeds Account on the 181st day after the receipt by the Company or the applicable Subsidiary of Proceeds from such casualty loss or condemnation shall be applied on such day (or, if such day is not a Business Day, the first Business Day thereafter) to the payment of Loans as set forth in
Section 6.2.2(a).

        (b) In lieu of depositing Proceeds into the Proceeds Account pursuant to Section 6.5(a), the Company may, at the time of receipt of any Proceeds by it or any Subsidiary, prepay Revolving Loans in an amount equal to all or a portion of the amount of such Proceeds (with any such Proceeds received in a currency other than Dollars to be valued at the Dollar Amount thereof). If the Company makes any such prepayment, it shall notify the Administrative Agent of its election to so prepay Revolving Loans in writing at the time it makes such prepayment, which notice shall specify the amount of Revolving Loans being prepaid allocable to such Proceeds and a certification of the date of receipt by the Company or the relevant Subsidiary of the funds giving rise to the Company's obligation to either deposit such funds into a Proceeds Account or prepay Revolving Loans under this Section 6.5. Upon any such prepayment, a reserve shall be created against the Borrowing Base in the amount of such prepayment which is specified by the Company as so being allocable in the related notice (the aggregate amount of all such reserves at any time in effect being the "Proceeds Reserve"). No portion of the Proceeds Reserve allocable to any Asset Sale, casualty loss or condemnation shall be available to the Borrowers for any purpose other than for the purposes of (x) financing the replacement, substitution or restoration of the assets sustaining the related casualty loss or condemnation or the replacement of the asset disposed of in the related Asset Sale with another asset performing the same or a similar function or (y) financing the prepayment of Loans in accordance with Section 6.2.2(a), to the extent required in connection with such Asset Sale, casualty loss or condemnation. The Company may request that Revolving Loans allocable to the Proceeds Reserve be made for either such purpose by submitting a Borrowing Certificate to the Administrative Agent pursuant to Section 2.2.2, together with a certification that the amount of Revolving Loans so borrowed that are allocable to the Proceeds Reserve will be used for one of such purposes as specified by the Company in such notice; provided that (i) if any portion of the Proceeds Reserve created upon an Asset Sale remains in effect on the 91st day after the receipt by the Company or the applicable Subsidiary of Proceeds from such Asset Sale, then the Administrative Agent shall (and the Company hereby authorizes the Administrative Agent to) make a request for Revolving Loans to be made to the Company in the amount of such portion, and the Revolving Lenders will, upon receipt of such notice from the Administrative Agent but subject to the conditions precedent in Section 11.2, without any request by or notice to any Borrower, make Revolving Loans to the Company (in accordance with their respective Revolving Loan Percentages) and the Administrative Agent shall apply the proceeds of such Revolving Loans to the payment of Loans as set forth in Section 6.2.2(a) and (ii) if any portion of the Proceeds Reserve created upon a casualty loss or condemnation remains in effect on the 181st day after the receipt by the Company or the applicable Subsidiary of Proceeds from such casualty loss or condemnation, then the Administrative Agent shall (and the Company hereby authorizes the Administrative Agent to) make a request for Revolving Loans to be made to the Company in the amount of such portion, and the Revolving Lenders will, upon receipt of such notice from the Administrative Agent but subject to the conditions precedent in Section 11.2, without any request by or notice to the Company, make Revolving Loans to the Company (in accordance with their respective Revolving Loan Percentages) and the Administrative Agent shall apply the proceeds of such Revolving Loans to the payment of Loans as set forth in Section 6.2.2(a). The Proceeds Reserve shall be automatically reduced by the portion of any Revolving Loan made to the Company that is allocable to the Proceeds Reserve and the proceeds of which are used for the purposes specified in this Section 6.5(b). Notwithstanding anything herein to the contrary, to the extent that a portion of the Proceeds Reserve is being used to make Revolving Loans for the purposes described in this Section 6.5(b), such portion of the Proceeds Reserve shall not be included in clause (e) of the definition of "Borrowing Base" for purposes of determining availability under the Borrowing Base.

        SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

        7.1 Making of Payments. All payments of principal of or premium, if any, and interest on the Notes, and of all fees, shall be made by the Company (or, if applicable, the applicable Borrower) to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. Subject to Section
7.6 in respect of Taxes, all such payments shall be made without setoff or counterclaim. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under
Section 8.1 shall be made by the Company directly to the Lender entitled thereto.

        7.2 Application of Certain Payments. At any time other than when an Unmatured Event of Default under Section 12.1.4 or any Event of Default exists, and except as otherwise required by this Agreement, each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its discretion. At any time while an Unmatured Event of Default under Section 12.1.4 or any Event of Default exists, each payment or prepayment in respect of the Loans and other obligations hereunder and all proceeds of Collateral shall be applied in the following order: first, to the payment of amounts then due with respect to fees, charges, indemnities and expenses for which the Loan Parties are liable to the Administrative Agent pursuant to this Agreement and the other Loan Documents, second, to the payment of amounts then due with respect to charges, indemnities and expenses for which the Loan Parties are liable to the Lenders pursuant to this Agreement and the other Loan Documents, third, to the payment of amounts then due with respect to interest on and fees with respect to the Revolving Loans and Letters of Credit, fourth, to the payment of principal and reimbursement obligations then outstanding on Revolving Loans and with respect to Letters of Credit, fifth, to provide cash collateral, if required pursuant to this Agreement, sixth, to the payment of amounts then due with respect to interest on and fees with respect to the Tranche A Term Loans, seventh, to the payment of principal then outstanding on Tranche A Term Loans, eighth, to the payment of amounts then due with respect to interest on and fees with respect to the Tranche B Term Loans, ninth, to the payment of principal then outstanding on Tranche B Term Loans, tenth, to the payment of interest, fees and premium, if any, then due with respect to Special Loans, eleventh, to the payment of principal then outstanding on the Special Loans, twelfth, to the payment of all other obligations hereunder and under the other Loan Documents and thirteenth, to the payment of all Hedging Obligations, if any, payable by the Company or any of its Domestic Subsidiaries to a Lender or an Affiliate of a Lender. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

        7.3 Due Date Extension. If any payment of principal or (to the extent payable in cash) interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

        7.4 Setoff. The Borrowers agree that the Administrative Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Borrower agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any obligations of the Borrowers hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrowers then or thereafter with the Administrative Agent or such Lender, irrespective of whether the Lenders have demanded payment or the obligations hereunder have been accelerated.

        7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9 and payments of interest on any Affected Loan) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

        7.6 Taxes. Except as otherwise provided in this Section 7.6, all payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Agent's or any Lender's net income or receipts (all non-excluded items being called "Taxes"). Except as otherwise provided in this Section 7.6, if any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the applicable Borrower will:

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

               (c) pay to the Administrative Agent for the account of the Lenders such additional amount as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

        If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 7.6, a distribution or payment hereunder by the Administrative Agent or any Lender to or for the account of any Lender or Agent shall be deemed a payment by the Borrowers.

        Each Lender that (i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under Section
14.9.1 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall, on or prior to the Closing Date (in the case of a Lender referred to in clause (i) above) or the effective date of the assignment pursuant to which such assignee became a Lender hereunder (in the case of a Lender referred to in clause (ii) above) execute and deliver (and renew, if applicable) to each of the Company and the Administrative Agent (x) two or more (as the Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-9, W-8ECI or W-8BEN, or any successor form to any of the foregoing forms, in each case establishing, as of the Closing Date that such Lender is exempt, as of the Closing Date (in the case of a Lender referred to in clause (i) above) or the effective date of the assignment pursuant to which such assignee became a Lender hereunder (in the case of a Lender referred to in clause (ii) above), from withholding or deduction of Taxes, or (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8BEN or any successor thereto (and, if such Lender delivers a Form W-8BEN, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), or such other forms or documents, appropriately completed, in each case establishing that such Lender is exempt, as of the Closing Date (in the case of a Lender referred to in clause (i) above) or the effective date of the assignment pursuant to which such assignee became a Lender hereunder (in the case of a Lender referred to in clause (ii) above), from withholding or deduction of Taxes. The Administrative Agent and any successor Administrative Agent under Section 13.9 shall, prior to the Closing Date (or, in the case of any successor Administrative Agent, the date such Person became Administrative Agent hereunder), execute and deliver (and renew, if applicable) to the Company two or more (as the Company may reasonably request) of either Internal Revenue Service Form W-8IMY (with respect to each Lender) or Internal Revenue Service Form W-9, or any successor to any of the foregoing forms, in each case establishing that the Administrative Agent (or, if applicable, successor Administrative Agent) is exempt, as of the Closing Date (or, in the case of any successor Administrative Agent, the date such Person became Administrative Agent hereunder), from withholding and deduction of Taxes. The Borrowers shall not be required to pay additional amounts to any Lender or to the Administrative Agent pursuant to this Section 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender (or, if applicable, the Administrative Agent) to comply with this paragraph.

        SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR
                  LOANS.

        8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

               (i) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or receipts of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender is organized or in which such Lender's principal executive office or Eurodollar Office is located or in which such Lender is doing business);

               (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to
        Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

               (iii) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

               (b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction.

        8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

               (a) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

               (b) Lenders having an aggregate Percentage with respect to any applicable Facility of 25% or more advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding Eurodollar Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender within the relevant Facility shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

        8.3 Changes in Law Rendering Eurodollar Loans Unlawful. If any change in, or the adoption of any new, law, rule or regulation, or any change in the interpretation of any applicable law, rule or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of Eurodollar Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

        8.4 Funding Losses. Each Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), such Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Lender made to such Borrower on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3), (b) any failure of such Borrower to borrow, prepay, convert or continue any Eurodollar Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement or (c) any failure of such Borrower to convert any Base Rate Loan on a date specified therefor in a notice of conversion pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

        8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

        8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

        8.7 Mitigation of Circumstances; Replacement of Lenders. (a) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by any Borrower to pay any amount pursuant to
Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in
Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the applicable Borrower of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

               (b) If any Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Company may designate an Eligible Assignee which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such Eligible Assignee being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

        8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2,
8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

        SECTION 9 REPRESENTATIONS AND WARRANTIES.

        To induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Borrowers jointly and severally represent and warrant to the Agents and the Lenders that:

        9.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Indiana; each Domestic Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Domestic Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

        9.2 Authorization; No Conflict. Each of the Company and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each of the Company and each other Loan Party is duly authorized to grant Liens to the Administrative Agent for the benefit of the Lenders and to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and by each of the Company and each other Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than the Confirmation Order), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (c) except for Liens in favor of the Administrative Agent for the benefit of the Lenders, require, or result in, the creation or imposition of any Lien on any asset of the Company, any Subsidiary or any Loan Party.

        9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company or any other Loan Party is a party has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

        9.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as at November 30, 1999 and the unaudited consolidated financial statements of the Company and the Subsidiaries as at July 31, 2000, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

        9.5 No Material Adverse Change. Other than arising as a result of the commencement of the Chapter 11 Cases, since July 31, 2000 there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

        9.6 Litigation. Except as set forth on Schedule 9.6, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Borrowers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        9.7 Assets and Properties. The Company and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any governmental authority affecting such assets and the Liens on the Collateral permitted hereunder) (in each case necessary for the conduct of its business), and all such assets and property are free and clear of all Liens, except Liens securing the obligations of the Company and its Subsidiaries under the Loan Documents and Liens permitted under Section 10.8. On the Closing Date, substantially all of the assets and properties owned by, leased to or used by the Company and/or each Subsidiary (in each case necessary for the conduct of its business) are in adequate operating condition and repair, ordinary wear and tear excepted.

        9.8 Subsidiaries. Schedule 9.8 hereto contains an accurate list of all of the Subsidiaries of the Company as of the Closing Date, setting forth their respective jurisdictions of incorporation and the percentage of their respective Capital Stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of the Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable, it being understood that the warranty in this sentence applies to Foreign Subsidiaries only to the extent such concepts are applicable under the laws of the jurisdictions of organization of such Foreign Subsidiaries.

        9.9 ERISA. Neither the Company nor any ERISA Affiliate maintains or contributes to any Plan as of the Closing Date other than those listed on
Schedule 9.9 hereto. Each Plan which is intended to be qualified under
Section 401(a) of the Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. Except as disclosed in Schedule 9.9, neither the Company nor any Subsidiary maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Company and all its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA, the Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code), whether or not waived. Neither the Company nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event that, in either case, could result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has any material liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, (i) on account of any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code,
(ii) under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lenders is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Company nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) suffered a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Company nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on Schedule 9.9, the Company does not have, by reason of the transactions contemplated hereby any obligation to make any payment to the employee pursuant to any Plan or existing contract or arrangement. The Company has given to the Administrative Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Closing Date and in respect to which the Company or any ERISA Affiliate is currently an "employer" as defined in Section 3(5) of ERISA, and the most recent actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by the Company or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Company and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to the Company or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made.

For purposes of this Section 9.9 and Section 10.15 below, the Company and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

        9.10 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

        9.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

        9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

        9.13 Taxes. The Company and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The statute of limitations for assessment or collection of taxes with respect to United States consolidated income tax returns of the Company and its Subsidiaries has expired for all tax periods prior to November 30, 1997. To the best of the Company's knowledge, its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed pursuant to the laws of the jurisdiction of their incorporation and any division thereof and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by any of such Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

        9.14 Compliance with Environmental Laws. Except as set forth on
Schedule 9.6, neither the Company nor any Subsidiary has notice or knowledge of any violation of any applicable Federal, state, regional, departmental or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals of any Hazardous Substance to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Substances or to exposure to Hazardous Substances (collectively, "Environmental Laws") which violation could reasonably be expected to have a Material Adverse Effect. The total liability arising out of any environmental matters, if adversely determined, would not reasonably be expected to exceed $500,000.

        9.15 Insurance. Set forth on Schedule 9.15 is a complete and accurate summary of the property and casualty insurance program of the Company and its Domestic Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Domestic Subsidiary). As of the Closing Date, such insurance is in effect and is customary for businesses of the size and character of the Company.

        9.16 Real Property. Set forth on Schedule 9.16 is a complete and accurate list, as of the Closing Date, of the addresses of all real property owned or leased by the Company or any Domestic Subsidiary, together with, in the case of leased property, the name and mailing address of the lessor of such property.

        9.17 Information. All information heretofore or contemporaneously herewith furnished in writing by the Company or any other Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender pursuant hereto or in connection herewith, taken as a whole, will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect in light of the circumstances under which made as of the dates thereof (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date that the applicable projections or assumptions were furnished to the Lenders and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

        9.18 Intellectual Property. Except as set forth on Schedule 9.6, the Company and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

        9.19 Burdensome Obligations. Neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect.

        9.20 Labor Matters. Except as set forth on Schedule 9.20, neither the Company nor any Domestic Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Domestic Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Domestic Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

        9.21 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by the Loan Parties of any Debt hereunder or under any other Loan Document.

        9.22 Contingent Obligations. Other than any liability incident to any pending litigation, arbitration or proceedings, neither the Company nor any Subsidiary has material contingent obligations as of the Closing Date not provided for or disclosed in the financial statements referred to in
Section 9.4.

        9.23 Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a Material Adverse Effect. The aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans or reasonable reserves have been established in accordance with prudent business practices or as required by GAAP with respect to any shortfall, except to the extent that failure to do so would not result in a Material Adverse Effect. With respect to any Foreign Employee Benefit Plan maintained or contributed to by the Company or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained, except to the extent that failure to do so would not result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

        9.24 Capitalization of the Company; Reservation of Shares; Other Matters Relating to Capital Stock. (a) As of the Closing Date, the authorized capital stock of the Company consists solely of 30,000,000 shares of common stock, no par value per share ("Common Stock"), and 5,000,000 special shares (the "Special Shares"); of the Special Shares, as of the Closing Date, 1,700,000 shares of ESOP Convertible Voting Preferred Stock (the "ESOP Preferred Stock") have been designated and 25,000 shares of Lender Preferred have been designated. As of the Closing Date, of the authorized capital stock of the Company (assuming no Warrant is exercised), 4,500,000 shares of Common Stock, 960,000 (including treasury shares) shares of ESOP Preferred Stock and 10,000 shares of Lender Preferred are issued and outstanding. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable securities laws. As of the Closing Date, except as set forth on Schedule 9.24 and except for the Warrants, the Lender Preferred and the ESOP Preferred Stock, there are no existing options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character created by or binding upon the Company or to which the Company is a party relating to any issued or unissued shares of capital stock of the Company. As of the Closing Date, and except for the Warrants, the Lender Preferred and the ESOP Preferred Stock, there are no preemptive or other preferential rights applicable to the issuance and sale of equity securities (or securities convertible or exercisable into or exchangeable for equity securities) of the Company.

        (b) As of the Closing Date, sufficient shares of authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Series A Warrants. The issuance of the Series A Warrants will not (x) require any further corporate action by the stockholders or directors of the Company,
(y) be subject to any statutory or contractual preemptive rights of any present or future stockholders of the Company or (z) conflict with any provision of any agreement to which the Company is a party or by which the Company is bound. All shares of Common Stock issuable upon exercise of the Series A Warrants in accordance with their terms will be validly authorized, fully paid and nonassessable.

        (c) The offer, sale and issuance to the Lenders of the Lender Preferred, the Series A Warrants and the shares of Common Stock issuable upon exercise thereof do not require registration under the Securities Act of 1933 or any applicable federal or state securities laws.

        SECTION 10    COVENANTS.

        Until the expiration or termination of the Commitments and thereafter until all obligations of the Borrowers hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Borrowers jointly and severally agree that, unless at any time the Required Lenders shall otherwise expressly consent in writing, they will:

        10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent (with sufficient copies to provide one to each Lender):

               10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, audited by PricewaterhouseCoopers L.L.P. or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Lenders, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 10.6,
10.7 or 10.9 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of operations and a consolidated statement of cash flows for the Company and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer, Controller or Finance Director of the Company.

               10.1.2 Interim Reports. (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of any Fiscal Year), unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with unaudited consolidated statements of operations and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the Budget for such period of the current Fiscal Year, certified by the Chief Financial Officer, Controller or Finance Director of the Company; and (b) promptly when available and in any event within 30 days after the end of each month that is not the end of a Fiscal Quarter, within 45 days after the end of each month that is the end of a Fiscal Quarter (other than the last Fiscal Quarter of any Fiscal Year), and within 90 days after the end of each month that is also the last month of a Fiscal Year, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with unaudited consolidated and consolidating statements of operations and an unaudited consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the Budget for such period of the current Fiscal Year, certified by the Chief Financial Officer, Controller or Finance Director of the Company.

               10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B (a "Compliance Certificate"), with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Chief Financial Officer, Controller or Finance Director of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in
Section 10.6 and a statement to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Company's management setting forth a discussion of the Company's financial condition, changes in financial condition and results of operations.

               10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

               10.1.5 Notice of Default and Litigation. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

               (a) the occurrence of an Event of Default or an Unmatured Event of Default;

               (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

               (c) any cancellation or material adverse change in any insurance maintained by the Company or any Domestic Subsidiary; or

               (d) any other event (including (i) any violation of any environmental law or the assertion of any environmental claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

               10.1.6 Borrowing Base Certificates. Within two Business Days of the end of each week, a Borrowing Base Certificate dated as of the end of such week and executed by the Chief Financial Officer, Controller or Finance Director of the Company on behalf of the Company (provided that (i) the Company may deliver a Borrowing Base Certificate more frequently if it chooses and (ii) at any time an Event of Default exists, the Administrative Agent may require the Company to deliver Borrowing Base Certificates more frequently). It is understood that information included on Borrowing Base Certificates as to Eligible Inventory and Eligible PP&E will not change on a weekly basis, but will be updated when the Company closes its books at the end of each month.

               10.1.7 Projections. (a) As soon as practicable, and in any event within 30 days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year (including an operating budget and a cash flow budget (the "Budget")) prepared on a month by month basis and otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of the Chief Financial Officer, Controller or Finance Director of the Company on behalf of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) such projections were based on good faith estimates and assumptions believed by the Company to be reasonable at the time when made and (iii) such projections have been prepared in accordance with such assumptions and estimates.

               (b) Within 30 days of the end of each month, a reconciliation of the operating results for such month with the Budget for such month, in form and substance satisfactory to the Administrative Agent.

               10.1.8 Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual audit or interim review made by such auditors of the books of the Company.

               10.1.9 Cash Flow Forecasts. As soon as practicable and in any event within five Business Days following the end of each week, (i) a rolling thirteen week cash flow forecast for the Company and its Domestic Subsidiaries on a consolidated and consolidating basis in reasonable detail and (ii) a report in the form of Exhibit C comparing the actual cash flow of the Company and its Domestic Subsidiaries for such week on a consolidated and consolidating basis to the cash flow forecast for such week delivered to the Administrative Agent pursuant to clause (i) of this
Section 10.1.9, together with an explanation in reasonable detail of any variance and a certification from the Chief Financial Officer, Controller or Finance Director of the Company as to the accuracy of all actual receipts and disbursements set forth therein.

               10.1.10 Subordinated Debt Notices. Promptly from time to time, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

               10.1.11 No Default Certificate. If the Company has not submitted either a Borrowing Certificate or a Compliance Certificate for any period of thirty consecutive days, the Company shall deliver to the Agent a certificate of the Chief Financial Officer, Controller or Finance Director of the Company to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

               10.1.12 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as any Lender or the Administrative Agent may reasonably request.

        10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Company or such Subsidiary at reasonable times and with reasonable notice (or at any time without notice if an Event of Default exists); and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and the independent auditors of the Borrowers (and each Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records (provided that any discussions between any Lender or Agent and the Company's auditors shall be with the right of a representative of the Company to be in attendance); and permit, and cause each Subsidiary to permit, at reasonable times and with reasonable notice (or at any time without notice if an Event of Default exists) the Administrative Agent and its representatives to inspect the Inventory and other tangible assets of the Company or such Subsidiary, to perform appraisals of the property, buildings, furniture, fixtures and equipment of the Company or such Subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, plants, buildings, furniture, fixtures, equipment and any other collateral. All such inspections or audits may be made as frequently as the Lenders and the Agents elect. All such inspections or audits by the Administrative Agent shall be at the Company's expense.

        10.3 Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

               (b) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, and with such deductibles, as is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries. The Company shall cause each issuer of an insurance policy covering the Company or any Domestic Subsidiary to provide the Administrative Agent with an endorsement
(i) showing loss payable to the Administrative Agent with respect to each policy of property or casualty insurance and naming the Administrative Agent and each Lender as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. The Company shall, or shall cause the applicable Domestic Subsidiary to, execute and deliver to the Administrative Agent a collateral assignment, in form and substance reasonably satisfactory to the Administrative Agent, of each business interruption insurance policy maintained by the Company or any Domestic Subsidiary.

        10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

        10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.10) cause each Material Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

        10.6 Financial Covenants. When used in this Section 10.6, the designation "TBN" opposite any date means that the covenant level applicable to such date is to be negotiated in good faith by the Company and the Required Lenders for such date as promptly as practicable after the Company has delivered the projections referred to in Section 10.1.7 to the Lenders with respect to the Fiscal Year containing such date.

               10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period set forth below to be less than the applicable ratio set forth below for such Computation Period:

               COMPUTATION                                       FIXED CHARGE
               PERIOD ENDING                                     COVERAGE RATIO

               February 28, 2001                                 0.30:1.0
               May 31, 2001                                      0.40:1.0
               August 31, 2001                                   0.90:1.0
               November 30, 2001                                 1.20:1.0
               February 28, 2002 through August 31, 2002         TBN
               November 30, 2002                                 0.70:1.0
               February 28, 2003 through August 31, 2003         TBN
               November 30, 2003                                 0.80:1.0
               February 29, 2004 through August 31, 2004         TBN
               November 30, 2004                                 0.80:1.0
               February 28, 2005 through August 31, 2005         TBN
               November 30, 2005 and thereafter                  0.70:1.0.

               10.6.2 Interest Coverage Ratio. Not permit the Interest Coverage Ratio as of the last day of any Computation Period set forth below to be less than the applicable ratio set forth below for such Computation
Period:

               COMPUTATION                                       INTEREST
               PERIOD ENDING                                     COVERAGE RATIO

               February 28, 2001                                 1.00:1.0
               May 31, 2001                                      1.30:1.0
               August 31, 2001                                   1.80:1.0
               November 30, 2001                                 2.00:1.0
               February 28, 2002 through August 31, 2002         TBN
               November 30, 2002                                 1.95:1.0
               February 28, 2003 through August 31, 2003         TBN
               November 30, 2003                                 1.75:1.0
               February 29, 2004 through August 31, 2004         TBN
               November 30, 2004                                 1.55:1.0
               February 28, 2005 through August 31, 2005         TBN
               November 30, 2005 and thereafter                  1.35:1.0.

               10.6.3 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period set forth below to exceed the applicable ratio set forth below for such Computation
Period:

               COMPUTATION                                     SENIOR DEBT TO
               PERIOD ENDING                                   EBITDA RATIO

               February 28, 2001                               9.30:1.0
               May 31, 2001                                    8.00:1.0
               August 31, 2001                                 6.25:1.0
               November 30, 2001                               6.20:1.0
               February 28, 2002 through August 31, 2002       TBN
               November 30, 2002                               4.25:1.0
               February 28, 2003 through August 31, 2003       TBN
               November 30, 2003                               3.75:1.0
               February 29, 2004 through August 31, 2004       TBN
               November 30, 2004                               3.00:1.0
               February 28, 2005 and thereafter                3.10:1.0.

               10.6.4 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period set forth below to exceed the applicable ratio set forth below for such Computation
Period:

               COMPUTATION                                     TOTAL DEBT TO
               PERIOD ENDING                                   EBITDA RATIO

               February 28, 2001                               10.45:1.0
               May 31, 2001                                    9.00:1.0
               August 31, 2001                                 7.00:1.0
               November 30, 2001                               6.90:1.0
               February 28, 2002 through August 31, 2002       TBN
               November 30, 2002                               4.75:1.0
               February 28, 2003 through August 31, 2003       TBN
               November 30, 2003                               4.20:1.0
               February 29, 2004 through August 31, 2004       TBN
               November 30, 2004                               3.70:1.0
               February 28, 2005 and thereafter                3.60:1.0.

               10.6.5 EBITDA. Not permit EBITDA as of the last day of any Computation Period set forth below to be less than the applicable amount set forth below for such Computation Period:

               COMPUTATION
               PERIOD ENDING                                     EBITDA

               November 30, 2000                               $22,000,000
               February 28, 2001                               $28,000,000
               May 31, 2001                                    $33,000,000
               August 31, 2001                                 $42,000,000
               November 30, 2001                               $43,000,000
               February 28, 2002 through August 31, 2002       TBN
               November 30, 2002                               $62,000,000
               February 28, 2003 through August 31, 2003       TBN
               November 30, 2003                               $68,000,000
               February 28, 2004 and thereafter                $73,000,000.

               10.6.6 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during any Fiscal Year set forth below to exceed the amount set forth below across from such Fiscal Year:

               FISCAL YEAR                                       AMOUNT

               2001                                              $16,780,000
               2002                                              $13,750,000
               2003 and each Fiscal Year thereafter              $10,000,000;

provided, however, that to the extent Capital Expenditures actually made by the Company and its Subsidiaries in any Fiscal Year are less than the amount permitted to be made in such Fiscal Year (without giving effect to any carryforward), the lesser of (x) the amount of the difference and (y) $5,000,000 may be carried forward and used to make Capital Expenditures in the next succeeding Fiscal Year; provided, further, however, that in any Fiscal Year the Company and its Subsidiaries may only use a carryforward to such Fiscal Year if the entire amount set forth in the table above for such Fiscal Year has been utilized.

        10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

               (a) obligations under this Agreement and the other Loan
Documents;

               (b) Debt secured by Liens permitted by Section 10.8(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed
$1,000,000;

               (c) Debt of Subsidiaries to the Company or to a Wholly-Owned Domestic Subsidiary;

               (d) unsecured Debt of the Company to Domestic Subsidiaries;

               (e) Subordinated Debt;

               (f) Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

               (g) Debt of Foreign Subsidiaries in a Dollar Amount not to exceed $50,000,000 at any one time outstanding;

               (h) Debt of Foreign Subsidiaries of the Company to other Foreign Subsidiaries to the extent permitted by Section 10.20;

               (i) Debt of Subsidiaries to the Company and its Wholly-Owned Domestic Subsidiaries and Debt of the Company to Wholly-Owned Domestic Subsidiaries, in each case pursuant to management, tax sharing and other similar agreements consistent with past practices;

               (j) Suretyship Liabilities of the Company or any Domestic Subsidiary in connection with the guaranty of any Debt of the Company or any other Domestic Subsidiary permitted under this Section or other obligations of the Company or any other Domestic Subsidiary not prohibited by this Agreement;

               (k) Suretyship Liabilities of any Foreign Subsidiary in connection with the guaranty of any Debt of any other Foreign Subsidiary permitted under this Section or other obligations of any other Foreign Subsidiary not prohibited by this Agreement;

               (l) Debt representing a refinancing of all of the Special Loans, so long as the covenants, pricing and other terms of such Debt have been approved in writing by the Required Lenders;

               (m) Debt of the Company to Foreign Subsidiaries to finance prepayment obligations of the Company arising under Section 6.2.2(a)(i) or
(ii), provided such Debt is subordinated to the Loans and other obligations of the Company hereunder and all Hedging Obligations of the Company to Lenders or Affiliates thereof pursuant to terms, and which is governed by other terms and provisions, that are satisfactory to the Administrative Agent in its sole discretion; and

               (n) additional Debt of the Company and its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

It is understood that any Debt incurred in a foreign currency pursuant to clause (g) above shall continue to be permitted under this Section, notwithstanding any fluctuation in the Dollar Amount of such Debt, as long as the outstanding principal amount of such Debt (denominated in its original currency) does not exceed the maximum amount of such Debt (denominated in such currency) permitted to be outstanding on the date such Debt was incurred.

        10.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

               (a) Liens for taxes or other governmental charges (i) not at the time delinquent or (ii) thereafter payable without penalty or (iii) being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

               (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, landlords, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred and deposits made in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with leases, surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits (other than deposits made in the ordinary course of business to secure surety bonds, bids, performance bonds or leases not prohibited hereunder, in each case, in respect of obligations incurred in the ordinary course of business) or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

               (c) Liens existing on the date hereof and listed on Schedule
10.8;

               (d) subject to the limitation set forth in Section 10.7(b),
(i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that the related Debt represents not less than 75% nor more than 100% of the purchase price of the related assets and any such Lien attaches to such property within 90 days of the acquisition thereof and attaches solely to the property so acquired;

               (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 in the aggregate arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

               (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

               (g) Liens in favor of the Administrative Agent and the Lenders securing the obligations under the Loan Documents;

               (h) Liens on the assets of Foreign Subsidiaries created through the sale, assignment or discounting of "traites" or trade receivables or invoices;

               (i) Liens on the assets of Foreign Subsidiaries securing Debt and other obligations permitted to be incurred by such Foreign Subsidiaries under the terms hereof in an aggregate principal amount not to exceed $15,000,000 outstanding at any time; and

               (j) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $500,000 at any one time.

        10.9 Restricted Payments. Not, and not permit any Subsidiary to,
(a) make any distribution on its Capital Stock to any of its shareholders,
(b) purchase or redeem any of its Capital Stock, (c) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof (other than reasonable compensation paid to directors that are designees of shareholders), (d) make any redemption, prepayment, defeasance or repurchase of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may (A) pay dividends or management or similar fees or make other distributions to the Company or to a Wholly-Owned Domestic Subsidiary and (B) purchase or redeem its Capital Stock from a Wholly-Owned Domestic Subsidiary, (ii) the Company may purchase or redeem shares of ESOP Preferred Stock issued to its employees under the ESOP in connection with the termination of such employee's employment with the Company or its Subsidiaries for consideration not in excess of $25.00 per share and may pay dividends on the ESOP Preferred Stock to fulfill the Company's obligations in connection with its agreements with the ESOP, (iii) any Wholly-Owned Foreign Subsidiary may (A) pay dividends or management or similar fees or make other distributions to the Company or a Wholly-Owned Foreign Subsidiary and
(B) purchase or redeem its Capital Stock from the Company or a Wholly-Owned Foreign Subsidiary, (iv) the Company may make dividend payments on the Lender Preferred in accordance with the Restated Charter, (v) the Company may redeem the Lender Preferred upon payment in full of the Special Loans in accordance with the Restated Charter and (vi) the Company may make payments of management fees and similar fees to Tokheim Services LLC consistent with past practice.

        10.10 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership, membership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by (i) any Wholly-Owned Subsidiary into, with or to the Company or any Wholly-Owned Domestic Subsidiary (provided that (x) no Foreign Subsidiary may merge into or with the Company or any Domestic Subsidiary and (y) in the case of the merger of any Subsidiary with the Company, the Company shall be the surviving corporation) or (ii) any Wholly-Owned Foreign Subsidiary into, with or to any other Wholly-Owned Foreign Subsidiary; (b) any such purchase or other acquisition by (i) the Company or any Wholly-Owned Domestic Subsidiary of the assets or stock of any Wholly-Owned Subsidiary or (ii) any Wholly-Owned Foreign Subsidiary of the assets or stock of any Wholly-Owned Foreign Subsidiary; (c) dispositions of assets in the ordinary course of business; (d) dispositions of property that is substantially worn, damaged or obsolete; (e) sales, assignments or discounting by Foreign Subsidiaries of "traites" (within the meaning of French law) or similar post-dated checks or trade receivables or invoices without recourse in the ordinary course of business; (f) any other Asset Sale (including the stock of any Subsidiary) so long as (i) at least 85% of the proceeds of such Asset Sale are in cash, (ii) the Net Cash Proceeds thereof are applied as provided in Section 6.2.2 and (iii) the consideration received at the time of such Asset Sale is at least equal to the fair market value of the assets sold or otherwise disposed of (as determined by the Company acting in good faith); and (g) purchases and acquisitions of Investments permitted by Section 10.20; provided that (i) no action otherwise permitted by clause (f) above shall be permitted at any time if an Event of Default or Unmatured Event of Default exists or would result therefrom and (ii) if any Asset Sale permitted by clause (f) above involves aggregate payments or value in excess of $3,000,000, the Board of Directors of the Company, acting in good faith, shall have made the determination referred to in clause (f)(iii) above.

        10.11 Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Lenders.

        10.12 Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely for general corporate purposes; and not use or permit any proceeds of any Loan to be used either directly or indirectly for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

        10.13 Further Assurances. (a) Take, execute and deliver, and cause each Subsidiary to take, execute and deliver, any and all such further acts, deeds, conveyances, security agreement, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or the Majority Lenders, as the case may be, may reasonably request from time to time in order (1) to ensure that (i) the obligations of the Loan Parties hereunder and under the other Loan Documents are secured by substantially all assets of the Company (provided that the pledge of the capital stock of a Foreign Subsidiary shall be limited to 65% of the outstanding capital stock of such Subsidiary to the extent necessary to avoid material adverse tax consequences to the Company) and guaranteed by all Domestic Subsidiaries (including, promptly upon the acquisition or creation thereof, any Domestic Subsidiary created or acquired after the date hereof) and (ii) the obligations of the Loan Parties under the Loan Documents are secured by substantially all of the assets of each Domestic Subsidiary (provided that the pledge of the capital stock of a Foreign Subsidiary shall be limited to 65% of the outstanding capital stock of such Subsidiary to the extent necessary to avoid material adverse tax consequences to the Company), (2) to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Collateral Documents and (3) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith.

        (b) (i) Use commercially reasonable efforts to obtain, as soon as practicable after the Closing Date, (x) the consent of the landlord (and, if applicable, overlandlord) of the real property to be subleased by MSI in Highlands, Colorado (currently under negotiation) (the "Colorado Property") to the granting of a Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, on such property and (y) an accurate and complete legal description for the Colorado Property; (ii) use commercially reasonable efforts to cause, as soon as practicable after the Closing Date, a memorandum of sublease with respect to the Colorado Property, duly executed by the landlord thereof and acknowledged (and, if applicable, a memorandum of lease duly executed by the overlandlord thereof and acknowledged) to be filed in the appropriate real estate records; (iii) provided that the consent and legal description described in clauses (i) and (ii) are obtained, provide to the Administrative Agent, with respect to the Colorado Property, not later than the later of 45 days after the Closing Date or 20 days after the date on which the landlord (and, if applicable, overlandlord) of the Colorado Property provides the above-described consent (1) a duly executed Mortgage providing for a title insured Lien (subject only to such matters as the Administrative Agent shall reasonably agree), in favor of the Administrative Agent for the benefit of the Lenders, in all right, title and interest of MSI in the Colorado Property, (2) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Administrative Agent, insuring the Administrative Agent's Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Administrative Agent),
(3) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to in clause (iii)(2) above, (4) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, such Mortgage or any other Loan Document and
(5) a flood insurance policy concerning the Colorado Property, reasonably satisfactory to the Administrative Agent, if required by the Flood Disaster Protection Act of 1973; and (iv) provide to the Administrative Agent, within 30 days after the Closing Date, with respect to the Company's owned unimproved real property depicted as Tract B and a portion of Tract A on that certain Boundary Description dated May 12, 1997, and last revised June 9, 1997, prepared by Mark L. Strong, Registered Land Surveyor of the State of Indiana, located at 10501 Corporate Drive, Fort Wayne, Indiana (the "Unimproved Indiana Property") (1) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Administrative Agent, insuring the Administrative Agent's Lien on such property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Administrative Agent) and (2) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above.

        10.14 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company and its Subsidiaries) which is on terms that are less favorable than are obtainable from any Person which is not one of its Affiliates; provided that the foregoing shall not prohibit payments pursuant to director, officer and employee compensation arrangements that are on fair and reasonable terms.

        10.15 ERISA and Foreign Employee Benefit Compliance.

               (a) Deliver or cause to be delivered to the Administrative Agent, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

               (i) within ten Business Days after the Company or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

               (ii) within ten Business Days after the Company or any ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Code) with respect to any Plan has occurred, a statement of the chief financial officer of the Company describing such transaction and the action which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

               (iii) within ten Business Days after the request by the Administrative Agent or the Required Lenders therefor, copies of each annual report (Form 5500 Series), including Schedule B thereto, filed with respect to each Benefit Plan;

               (iv) within ten Business Days after request therefor by the Administrative Agent or the Required Lenders, copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan;

               (v) within ten Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or any ERISA Affiliate with respect to such request;

               (vi) within ten Business Days after the occurrence thereof, notification of any material increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Company or any ERISA Affiliate was not previously contributing;

               (vii) within ten Business Days after receipt by the Company or any ERISA Affiliate of written notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

               (viii) within ten Business Days after receipt by the Company or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

               (ix) within ten Business Days after receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

               (x) within ten Business Days after the Company or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure;

               (xi) within ten Business Days after the Company or any ERISA Affiliate knows or has reason to know (1) a Multiemployer Plan has been terminated, (2) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan or (3) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

               (xii) within ten Business Days after receipt by the Company of a written notice from the Administrative Agent or the Required Lenders, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the Lenders in such notice.

               (b) Establish, maintain and operate, and cause each of its Subsidiaries and ERISA Affiliates to establish, maintain and operate, all Plans in compliance in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

               (c) Establish, maintain and operate, and cause each of its Subsidiaries and ERISA Affiliates to establish, maintain and operate, all Foreign Employee Benefit Plans in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not result in a material obligation to pay money.

        10.16 Environmental Matters. If any release or disposal of any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply in all material respects with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply in all material respects with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the release or threatened release of a Hazardous Substance.

        10.17 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any material contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

        10.18 Inconsistent Agreements; Subsidiary Support. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) prohibit the Company or any Subsidiary from granting to the Administrative Agent, for the benefit of the Lenders, a Lien on any of its assets or (c) except for the restrictions contained herein, create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its assets or properties to the Company, except in the cases of clauses (b) and (c)(iii) for customary non-assignment provisions in leases and restrictions contained in agreements governing purchase money Liens or Capital Leases (in which case, any prohibition shall only be effective against the assets financed thereby); so long as not prohibited by law, the Company and each Subsidiary shall cause each of their Subsidiaries to make cash payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, or other returns on investments, or by way of any other arrangement such that the Company shall have the ability to satisfy all interest and principal payments, including, without limitation, mandatory prepayments, required under the terms of this Agreement and each other Loan Document.

        10.19 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

        10.20 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

               (a) contributions by the Company to the capital of any of its Wholly-Owned Domestic Subsidiaries, or by any such Subsidiary to the capital of any Wholly-Owned Domestic Subsidiary;

               (b) in the ordinary course of business, Investments by the Company in any Domestic Subsidiary or by any Subsidiary in the Company or in any Wholly-Owned Domestic Subsidiary, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7;

               (c) Suretyship Liabilities permitted by Section 10.7(j) or
(k);

               (d) Cash Equivalent Investments;

               (e) bank deposits in the ordinary course of business;

               (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

               (g) Investments existing on the date hereof and listed on
Schedule 10.20;

               (h) Investments by Foreign Subsidiaries in the Company;

               (i) Investments by Foreign Subsidiaries in other Foreign Subsidiaries in order to effect cash management in the ordinary course of business;

               (j) Investments by Foreign Subsidiaries in other Foreign Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time;

               (k) Investments received in connection with the sale or other disposition of assets, to the extent such sale or other disposition is permitted hereunder;

               (l) Investments by the Company and Domestic Subsidiaries in Foreign Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time, provided that (i) all such Investments shall be in the form of Debt and evidenced by notes which shall be pledged to the Administrative Agent for the benefit of the Lenders and (ii) no such Investment shall be outstanding for a period in excess of 90 days;

               (m) a note from the Trust to the Company in a principal amount equal to the amount of Debt assumed by the Company pursuant to
Section 14.20;

               (n) purchases of the stock of Wholly-Owned Foreign
Subsidiaries by other Wholly-Owned Foreign Subsidiaries to the extent permitted by Section 10.10(a) and (b);

               (o) Investments in Foreign Subsidiaries arising as a result of the forgiveness of Debt owed by such Foreign Subsidiaries to the Company and its Subsidiaries in an aggregate amount of principal and interest not to exceed the minimum amount of such Debt required to be forgiven in order to maintain such Foreign Subsidiary in existence and good standing under the laws of such Foreign Subsidiary's jurisdiction of organization, provided that (i) the aggregate principal amount of Debt so forgiven owing to the Company and its Domestic Subsidiaries shall not exceed $128,100,000 and the aggregate amount of accrued interest so forgiven on Debt owing from Foreign Subsidiaries to the Company and its Domestic Subsidiaries shall not exceed $18,600,000 and (ii) the aggregate principal amount of Debt so forgiven owing to Foreign Subsidiaries shall not exceed $38,900,000 and the aggregate amount of accrued interest so forgiven on Debt owing from Foreign Subsidiaries to other Foreign Subsidiaries shall not exceed $4,300,000; and

               (p) other Investments approved in writing by the Required
Lenders;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists, other than, in the case of clause (b), Investments in order to effect cash management in the ordinary course of business consistent with past practice.

        10.21 Restriction of Amendments to ESOP and Related Documents. Not amend or otherwise modify, or waive any rights under, the ESOP or any agreements between the Company and the ESOP such as to increase in any manner the Company's obligations to redeem ESOP Preferred Stock or to pay dividends on the ESOP Preferred Stock under the ESOP from such obligations in effect on the date hereof.

        10.22 Fiscal Year. Not change its Fiscal Year.

        10.23 Prepayments, etc. of Debt. (a) Not, and not permit any Subsidiary to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt (other than the Loans and the other obligations under the Loan Documents).

               (b) Not, and not permit any Subsidiary to, amend, modify or change in any manner any term or condition of any lease so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms of such leases as of the Closing Date.

               (c) Not, and not permit any Subsidiary to, apply or elect to apply or direct any taxing authority to apply to future tax obligations of the Company or any Subsidiary any particular tax refund due to any such Person of $200,000 or more.

        SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

        The effectiveness of this Agreement and the obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

        11.1 Initial Credit Extension. The effectiveness of this Agreement and the obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Sections 11.2 and 11.3, subject to the conditions precedent that (a) the Administrative Agent shall have received evidence satisfactory to it that the Confirmation Order has been entered by the Bankruptcy Court and the Confirmation Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended, (b) all conditions precedent to the Effective Date (under and as defined in the Plan of Reorganization) set forth in Sections 9.2(e), (f) and (g) of the Plan of Reorganization, other than conditions expressly waived by the Majority Lenders in writing, shall have been satisfied and the Administrative Agent shall have received a certificate from the chief financial officer of the Company certifying as to the satisfaction of such conditions and (c) the Administrative Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Majority Lenders is called the "Closing Date"):

               11.1.1 Notes.  The Notes.

               11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each other Loan Party authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which such entity is a party.

               11.1.3 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names of the officer or officers or manager or managers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer or manager (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

               11.1.4 Guaranty. A counterpart of the Guaranty executed by each Domestic Subsidiary of the Company.

               11.1.5 Security Agreement. A counterpart of the Security Agreement executed by the Company and each Domestic Subsidiary.

               11.1.6 Pledge Agreement. A counterpart of the Pledge Agreement executed by the Company and each Domestic Subsidiary that owns an equity interest in any other Subsidiary, together with all items required to be delivered in connection therewith.

               11.1.7 Real Estate Documents. With respect to each parcel of real property owned by the Company or any Domestic Subsidiary set forth on
Schedule 11.1.7, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Administrative Agent, in all right, title and interest of the Company or such Domestic Subsidiary in such real property, together with:

               (a) other than with respect to the Unimproved Indiana Property, an ALTA Loan Title Insurance Policy (or a marked-up title commitment in respect thereof), issued by an insurer acceptable to the Administrative Agent, insuring the Administrative Agent's Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Administrative Agent);

               (b) other than with respect to the Unimproved Indiana Property, copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

               (c) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document;

               (d) an existing survey dated within the past five years meeting such standards as the Administrative Agent may reasonably establish and otherwise reasonably satisfactory to the Administrative Agent; and

               (e) a flood insurance policy concerning such real property, reasonably satisfactory to the Administrative Agent, if required by the Flood Disaster Protection Act of 1973.

               11.1.8 Opinions of Counsel. The opinions of (i) Skadden Arps Slate Meagher & Flom (Illinois), special counsel to the Loan Parties, substantially in the form of Exhibit F-1, (ii) Ice Miller Donadio & Ryan, special Indiana counsel to the Loan Parties, substantially in the form of Exhibit F-2, and (iii) Norman L. Roelke, general counsel to the Loan Parties, substantially in the form of Exhibit F-3.

               11.1.9 Restated Charter; Lender Preferred; Board Designees.
(i) Evidence satisfactory to the Administrative Agent that the Restated Charter shall have been filed in the office of the Indiana Secretary of State, shall be in full force and effect under the laws of the State of Indiana as of the Closing Date, and that the Restated Charter shall not have been amended or modified, (ii) stock certificates in the name of each Lender representing the number of shares of Lender Preferred set forth across from such Lender's name on Schedule 2.1 and (iii) evidence satisfactory to the Administrative Agent that all action shall have been taken as is necessary such that, on Plan Effectiveness, two members of the board of directors of the Company shall have been designated by the holders of Existing Secured Lender Claims in accordance with Section 4.3(b) of the Plan of Reorganization, and such members shall have been appointed to such board.

               11.1.10 Series A Warrant Agreement. The Series A Warrant Agreement executed by the Company and each Lender.

               11.1.11 Warrant Certificates. A Warrant Certificate in the name of each Lender representing the right to purchase the number of shares of the Company's Common Stock set forth across from such Lender's name on
Schedule 2.1.

               11.1.12 Registration Rights Agreement. The Registration Rights Agreement executed by the Company, each Lender and each other party thereto.

               11.1.13 Insurance. Evidence satisfactory to the Administrative Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent has been named as a lender's loss payee and that the Administrative Agent and each Lender have been named as additional insureds on all related insurance policies.

               11.1.14 [Intentionally Left Blank.]

               11.1.15 Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior to any other Person (other than with respect to Liens permitted by Section 10.8), in proper form for filing, registration or recording.

               11.1.16 Closing Certificate. A certificate signed by a Vice President of the Company dated as of the Closing Date, affirming the matters set forth in Section 11.2.1 as of the Closing Date.

               11.1.17 Borrowing Base Certificate. A Borrowing Base Certificate dated as of the Closing Date.

               11.1.18 Charter and Bylaws. With respect to each Loan Party,
(i) the articles or certificate of incorporation of each such Loan Party that is a corporation or the certificate of formation of each such Loan Party that is a limited liability company, certified by the Secretary of State of the jurisdiction of organization of such Loan Party as of a recent date (and including copies of any amendments thereto to be filed on the Closing Date certified by the Secretary of such Loan Party) and (ii) the bylaws of each such Loan Party that is a corporation or the operating agreement of each such Loan Party that is a limited liability company, in each case as in effect on the Closing Date, certified by the Secretary of such Loan Party (if such Loan Party is a corporation) or by another Person acceptable to the Administrative Agent.

               11.1.19 Plan Documents. True, correct and complete copies of the following documents, each certified by the Secretary of the Company:
(i) the Series B Warrant Agreement; (ii) the Series C Warrant Agreement; and (iii) the Management Option Agreement (as defined in the Plan of Reorganization).

               11.1.20 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

        11.2 Conditions. The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

               11.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

               (a) the representations and warranties of the Company and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

               (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

               11.2.2 Borrowing Certificate. The Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a Borrowing Certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the applicable Borrower as to the matters set out in Section 11.2.1 (it being understood that each request by any Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit).

        11.3 Condition to Effectiveness. This Agreement shall be effective as of the date hereof provided that, no later than October 25, 2000, the Agent shall have received evidence, in form and substance reasonably satisfactory to it, of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Agents to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agents' reasonable estimate of Attorney Costs incurred or to be incurred by the Agents through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agents).

        SECTION 12     EVENTS OF DEFAULT AND THEIR EFFECT.

        12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

               12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, premium, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by any Borrower hereunder or under any other Loan Document.

               12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $1,000,000 (or the Dollar Amount of such Debt if denominated in a currency other than Dollars) and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity; or any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $1,000,000 (or the Dollar Amount of such Debt if denominated in a currency other than Dollars) shall be required to be prepaid, redeemed, repurchased or defeased or an offer to prepay, redeem, repurchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

               12.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect.

               12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (other than voluntary dissolutions of Subsidiaries that are not Material Subsidiaries and with the understanding that transactions permitted by
Section 10.10 shall not constitute an Event of Default under this Section 12.1.4), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 30 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

               12.1.5 Non-Compliance with Loan Documents. (a) Failure by the Company or any other Loan Party to comply with or to perform any covenant set forth in Sections 10.1.5(a), 10.5 through 10.14, 10.19 through
10.21 and 10.23; or (b) failure by the Company or any other Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 12) and continuance of such failure described in this clause (b) for 30 days.

               12.1.6 Representations and Warranties. Any representation or warranty made by the Company or any Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Administrative Agent or any Lender at any time in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

               12.1.7 Plans. (i) Institution of any steps by the Company or any other Person to terminate a Plan if as a result of such termination the Company could be required to make a contribution to such Plan, or could incur a liability or obligation to such Plan, in excess of $1,000,000 (or the Dollar Amount thereof if denominated in a currency other than Dollars);
(ii) a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000 (or the Dollar Amount thereof if denominated in a currency other than Dollars).

               12.1.8 Judgments. Final judgments which exceed an aggregate liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage in writing) of $1,000,000 (or the Dollar Amount thereof if denominated in a currency other than Dollars) shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments; or final judgments shall be entered which could have a Material Adverse Effect.

               12.1.9 Invalidity of Loan Documents, etc. Any Loan Document shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Loan Document.

               12.1.10 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by the Company or any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or the Company or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

               12.1.11 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

               12.1.12 Change in Control. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any Specified Person (as defined below)) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 40% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities, but excluding any Lender Preferred) of the Company having voting rights in the election of directors under normal circumstances; or (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members. For purposes of the foregoing, (x) "Continuing Member" means a member of the Board of Directors of the Company who either (i) was a member of the Company's Board of Directors on the date hereof and has been such continuously thereafter, (ii) became a member of such Board of Directors after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors or (iii) was designated by the holders of Lender Preferred and (y) "Specified Person" means any beneficial holder of Senior Subordinate Note Claims (under and as defined in the Plan of Reorganization) immediately prior to Plan Effectiveness.

        12.2 Effect of Event of Default. If any Event of Default described in Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Borrowers shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing,
(A) the Administrative Agent (upon written request of the Required Revolving Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or demand that the Borrowers immediately Cash Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or the Borrowers shall immediately become obligated to Cash Collateralize all Letters of Credit, and (B) the Administrative Agent (upon the request of the Majority Lenders) shall declare all Loans and other obligations hereunder to be due and payable, whereupon all Loans and other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Majority Lenders. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining obligations hereunder in accordance with Section 7.2 and any excess shall be delivered to the Borrowers or as a court of competent jurisdiction may direct.

        SECTION 13 THE AGENTS.

        13.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby appoints AmSouth Bank as Documentation Agent for the Lenders. The Documentation Agent, in its capacity as such, shall have no rights or duties hereunder or under any other Loan Document. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

               (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 13 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 13, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

        13.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        13.3 Liability of Administrative Agent. Neither of the Agents nor any of their respective directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for such Agent's own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        13.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders, if the matter to be acted upon requires the consent of all Lenders hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest, premium, if any, and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Revolving Lenders and Majority Lenders, as applicable, in accordance with Section 12; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

        13.6 Credit Decision. Each Lender acknowledges that neither Agent has made any representation or warranty to it, and that no act by either Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent.

        13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agents and their respective directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agents are not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of either Agent.

        13.8 Administrative Agent in Individual Capacity. ABN and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though ABN were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, ABN or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), ABN and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though ABN were not the Administrative Agent and the Issuing Lender, and the terms "Lender" and "Lenders" include ABN and its Affiliates, to the extent applicable, in their individual capacities.

        13.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders, and the Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Majority Lenders. If the Administrative Agent resigns under this Agreement or is so removed, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, a successor agent from among the Lenders. Any such successor agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

        13.10 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent hereunder or under any Collateral Document and release any guarantor (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property or a guarantor sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 14.1, if approved, authorized or ratified in writing by the Majority Lenders; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by clause (d)(i) or (d)(iii) of Section 10.8 (it being understood that the Administrative Agent may conclusively rely on a certificate from the Company in determining whether the Debt secured by any such Lien is permitted by Section 10.7(b)). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 13.10.

        13.11 Funding Reliance. (a) Unless the Administrative Agent receives notice from a Lender by noon, Chicago time, on the day of a proposed borrowing that such Lender will not make available to the Administrative Agent an amount equal to its applicable Percentage of such borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make a corresponding amount available to the applicable Borrower. If and to the extent such Lender has not made such amount available to the Administrative Agent, such Lender and the Borrowers jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

               (b) Unless the Administrative Agent receives notice from the Borrower obligated thereon prior to the due date for any payment hereunder that such Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that such Borrower has not made any such payment to the Administrative Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Administrative Agent forthwith on demand, together with interest thereon at the Base Rate (or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this clause (b) shall relieve any Borrower of any obligation it may have to make any payment hereunder.

        SECTION 14 GENERAL.

        14.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other right or remedy contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein or therein or now or hereafter existing at law or in equity or by statute or otherwise. No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the requisite Lenders set forth below and (in the case of an amendment) by the Borrowers, and any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, modification, waiver or consent shall without the written consent of:

               (i) the Required Revolving Lenders, the Required Tranche A Term Lenders, the Required Tranche B Term Lenders and the Required Special Lenders, amend, modify or waive (x) Section 14.6 or 14.13, (y) any provision of this Agreement that provides for the approval or concurrence of the "Majority Lenders" or (z) any provision of this clause (i);

               (ii) all of the Revolving Lenders, (x) reduce the principal amount of any Revolving Loan or the rate of interest payable thereon, or reduce any fees payable hereunder in respect of the Revolving Loans, (y) postpone the date for (or reduce the amount of) any scheduled reduction of the Revolving Commitment Amount or for any scheduled payment of principal, interest or fees in respect of any Revolving Loan or (z) amend, modify or waive any provision of this clause (ii), the definition of "Required Revolving Lenders" or the definition of "Revolving Loan Percentage";

               (iii) all of the Tranche A Term Lenders, (x) reduce the principal amount of any Tranche A Term Loan or the rate of interest payable thereon, or reduce any fees payable hereunder in respect of the Tranche A Term Loans, (y) postpone the date for (or reduce the amount of) any scheduled payment of principal, interest or fees in respect of any Tranche A Term Loan or (z) amend, modify or waive any provision of this clause
(iii), the definition of "Required Tranche A Term Lenders" or the definition of "Tranche A Term Loan Percentage";

               (iv) all of the Tranche B Term Lenders, (x) reduce the principal amount of any Tranche B Term Loan or the rate of interest payable thereon, or reduce any fee payable hereunder in respect of the Tranche B Term Loans, (y) postpone the date for (or reduce the amount of) any scheduled payment of principal, interest or fees in respect of any Tranche B Term Loan or (z) amend, modify or waive any provision of this clause
(iv), the definition of "Required Tranche B Term Lenders" or the definition of "Tranche B Term Loan Percentage";

               (v) all of the Special Lenders, (x) reduce the principal amount of any Special Loan or the rate of interest or premium payable thereon, or reduce any fee payable hereunder in respect of the Special Loans, (y) postpone the date for (or reduce the amount of) any scheduled payment of principal, interest, fees or premium in respect of any Special Loan or (z) amend, modify or waive any provision of this clause (v) or the definition of "Required Special Lenders";

               (vi) the Required Revolving Lenders, (x) amend, modify or waive any provision of this Agreement that provides for the approval or concurrence of the Required Revolving Lenders, or (y) amend, modify or waive Section 2.1.5, 2.2.2, 2.2.3 (as it relates to conversions and continuations of Revolving Loans), 2.3, 6.1, 11.2 or 14.19 or this clause
(vi);

               (vii) Revolving Lenders having an aggregate Revolving Loan Percentage of 66-2/3% or more, change the advance rates or any other term of the definition of "Borrowing Base" or any of the defined terms used in such definition or amend or modify this clause (vii);

               (viii) Revolving Lenders having an aggregate Revolving Loan Percentage of 60% or more, postpone the date for (or reduce the amount of) any mandatory prepayment of principal, interest or fees in respect of any Revolving Loan or amend, modify or waive this clause (viii);

               (ix) Tranche A Term Lenders having an aggregate Tranche A Term Loan Percentage of 60% or more, postpone the date for (or reduce the amount of) any mandatory prepayment of principal, interest, fees or premium in respect of any Tranche A Term Loan or amend, modify or waive this clause
(ix);

               (x) Tranche B Term Lenders having an aggregate Tranche B Term Loan Percentage of 60% or more, postpone the date for (or reduce the amount of) any mandatory prepayment of principal, interest, fees or premium in respect of any Tranche B Term Loan or amend, modify or waive this clause
(x);

               (xi) Special Lenders having an aggregate Special Loan Percentage of 60% or more, postpone the date for (or reduce the amount of) any mandatory prepayment of principal, interest, fees or premium in respect of any Special Loan or amend, modify or waive this clause (xi);

               (xii) all of the Revolving Lenders, the Tranche A Term Lenders and the Tranche B Term Lenders, amend or modify the definition of "Required Lenders";

               (xiii) all of the Lenders, (t) amend or modify the definition of "Majority Lenders" or the definition of "Total Percentage",
(u) amend Section 7.2, (v) increase the Commitment of any Lender or increase the aggregate Commitments, (w) amend, modify or waive any provision of this Agreement that provides for the unanimous approval or concurrence of all of the Lenders, (x) amend, modify or waive any provision of this Section (other than, subject to clause (xii)(y) below, clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above), (y)
amend or modify clause (i), (ii), (iii), (iv), (v), (vi), (vii), (viii),
(ix), (x) or (xi) above in any manner such as to require the consent of any class of Lenders specified in any such clause to any amendment, modification or waiver other than matters requiring the consent of such class on the date hereof or (z) release all or substantially all of the guarantors or all or substantially all of the Collateral; and

               (xiv) the Required Lenders, amend, modify or waive any provision of this Agreement not specifically enumerated in the foregoing clauses (i) through (xiii);

and provided, further, that no amendment or other modification, and no waiver of any Event of Default or Unmatured Event of Default, shall in any case have the effect of obligating any Revolving Lender to make any Loan, or the Issuing Lender to issue any Letter of Credit, if the conditions set forth in Section 11.2 to making any such Loan, or issuing any such Letter of Credit, would not be satisfied absent such amendment, modification or waiver, without the consent of the Required Revolving Lenders. No provision of Section 13 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender.

        14.2 Confirmations. The Borrowers and each holder of a Note agree from time to time, upon written request received by either from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

        14.3 Notices. All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.

        14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

        14.5 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

        14.6 Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agents (including Attorney Costs and the reasonable fees and expenses of financial advisors to the Agents) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs and the reasonable fees and expenses of financial advisors to the Agents) incurred by each Agent and each Lender if an Event of Default exists in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents, including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, Policano & Manzo and Rothschild, Inc. In addition, the Borrowers jointly and severally agree to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, (a) any stamp or other similar taxes (excluding income taxes and franchise taxes based on net income or receipts) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any exercise by the Administrative Agent and the Lenders of their rights pursuant to
Section 10.2. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

        14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

        14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

        14.9 Assignments; Participations.

               14.9.1 Assignments. Any Lender may, with the prior written consents of the Issuing Lender and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Lender to one of its Affiliates), at any time assign and delegate to one or more Eligible Assignees (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Revolving Loan Percentage of the Revolving Commitment Amount plus the unpaid amount of such Lender's Term Loans and Special Loan and (ii) $5,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrowers would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee or the Administrative Agent than the Borrowers are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrowers will not be required to pay the incremental amounts), (b) no assignment of all or any part of a Special Loan shall be permitted unless there shall occur simultaneously with such assignment of such Special Loan an assignment of a ratable portion of the assigning Lender's Lender Preferred to the Assignee and (c) the Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

               (x) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee,

               (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit E (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent, and

               (z) except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
(y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Borrowers shall, upon request of the Assignee, execute and deliver to the Administrative Agent (for delivery to the Assignee) a new Note, unless the Assignee was already a holder of a Note immediately prior to such effectiveness. Each such Note shall be dated the effective date of such assignment. Accrued interest on that part of the Loans being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the Loans not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this
Section 14.9.1 shall be null and void.

        Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

               14.9.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note and shall remain responsible for all its obligations as a Lender hereunder for all purposes of this Agreement, (y) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except (w) if the participating interest relates to Revolving Loans and Revolving Commitments, with respect to clauses (ii) and (xiii) of the first proviso to the third sentence of Section 14.1, (x) if the participating interest relates to Tranche A Term Loans, with respect to clauses (iii) and (xiii) of the first proviso to the third sentence of
Section 14.1, (y) if the participating interest relates to Tranche B Term Loans, with respect to clauses (iv) and (xiii) of the first proviso to the third sentence of Section 14.1 and (z) if the participating interest relates to Special Loans, with respect to clauses (v) and (xiii) of the first proviso to the third sentence of Section 14.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in
Section 7.5. The Borrowers also agree that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater amount pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender if no participation had been sold).

        14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

        14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

        14.12 Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

        14.13 Indemnification by the Borrowers. In consideration of the execution and delivery of this Agreement by the Agents and the Lenders and the agreement to extend the Commitments and Loans provided hereunder, the Borrowers hereby jointly and severally agree to indemnify, exonerate and hold each Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of each Agent and each Lender (each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs but excluding costs and expenses specifically referred to in Section 14.6 (collectively, the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (i) any transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Law with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, except that the Borrowers shall not be obligated to indemnify any Lender Party to the extent such Indemnified Liabilities are finally judicially determined to have directly and primarily resulted from such Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this
Section 14.13 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

        14.14 Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders and the Agents on the other hand shall be solely that of borrower and lender. Neither the Agents nor any Lender shall have any fiduciary responsibility to any Borrower. Neither Agent nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations. The Borrowers agree that neither the Agents nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agents nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by any Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

        14.15 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Company or any Subsidiary pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective affiliates, (ii) to legal counsel, accountants and other professional advisors to that Lender, (iii) to regulatory officials, (iv) as requested pursuant to or as required by law, regulation or legal process, (v) in connection with any legal proceeding to which that Lender is a party and (vi) permitted by the next sentence. The Borrowers authorize each Lender to disclose to any Participant or Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by this Section
14.15. The restrictions in this Section 14.15 shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by a Lender or a Lender's representatives.

        14.16 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE AGENTS, THE LENDERS OR THE BORROWERS (OR ANY OF THEM) SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR OUTSIDE OF THE STATE OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        14.17 Waiver of Jury Trial. THE AGENTS, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE AGENTS, THE LENDERS OR THE BORROWERS. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

        14.18 Power of Attorney. Each Borrower appoints the Administrative Agent, or any Person whom the Administrative Agent may from time to time designate, as such Borrower's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, is irrevocable until all Loans and other obligations hereunder are paid and performed in full and this Agreement is terminated), without notice to any Borrower, to:

               (a) At such time or times while an Event of Default exists, as the Administrative Agent or said agent, in its discretion, may determine in the name of such Borrower or the Administrative Agent (i) endorse such Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of the Administrative Agent or any Lender or under the Administrative Agent's or any Lender's control and apply such payment or proceeds to the Loans and other obligations hereunder, (ii) endorse such Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in the Administrative Agent's or any Lender's possession relating to Accounts Receivable, Inventory or any other Collateral, (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which such Borrower has access relating to Accounts Receivable, Inventory or other Collateral, (iv) use such Borrower's stationery and sign the name of such Borrower to verifications of Accounts Receivable and notices thereof to Account Debtors and (v) if not done by such Borrower, do all acts and things determined by the Administrative Agent or the Required Lenders to be necessary to fulfill such Borrower's obligations under this Agreement; and

               (b) At such time or times while an Event of Default exists, as the Administrative Agent or said agent, in its discretion, may determine, in the name of such Borrower or the Administrative Agent (i) demand payment of the Accounts Receivable, (ii) enforce payment of the Accounts Receivable, by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts Receivable and other Collateral, (iv) settle, adjust, compromise, extend or renew the Accounts Receivable, (v) settle, adjust or compromise any legal proceeding brought to collect the Accounts Receivable,
(vi) if permitted by applicable law, sell or assign the Accounts Receivable or other Collateral upon such terms for such amounts and at such time or times as the Administrative Agent may deem advisable, (vii) discharge and release the Accounts Receivable or other Collateral, (viii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor, (ix) prepare, file and sign such Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable or other Collateral and (x) do all acts and things necessary, in the Administrative Agent's discretion, to obtain repayment of the Loans and other obligations hereunder.

        14.19 Addition and Termination of Subsidiaries as Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent and the Required Revolving Lenders, add as a party to this Agreement any Domestic Subsidiary to be a "Borrower" hereunder by (a) the execution and delivery to the Administrative Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof and (b) the execution and delivery to the Administrative Agent of such other guaranty and security documents as may be reasonably required by the Administrative Agent. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Loans made to any Borrower that is a Subsidiary under this Agreement shall have been repaid or paid in full and all other obligations of such Borrower under this Agreement shall have been fully performed, the Company may, by not less than five Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary's status as a "Borrower".

        14.20 Treatment of Pre-Petition ESOP Loans. The Company hereby assumes liability for all obligations requiring the payment of money by the Trust with the Bank of New York for Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries (the "Trust") under (i) the Loan and Guarantee Agreement dated as of July 10, 1989, as amended, among the Company, The Trust with Fort Wayne National Bank (successor to Norwest Bank Fort Wayne, N.A. f/k/a Lincoln National Bank and Trust Company) for Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries and NBD Bank, N.A., as agent for the lenders party thereto (as amended, the "Lincoln ESOP Loan Agreement") and (ii) the Loan and Guarantee Agreement dated as of July 10, 1989, as amended, among the Company, The Trust with Fort Wayne National Bank (successor to Summit Bank) for Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries and NBD Bank, N.A., as agent for the lenders party thereto (as amended, the "Summit ESOP Loan Agreement" and, collectively with the Lincoln ESOP Loan Agreement, the "ESOP Loan Agreements") and hereby agrees to pay and perform all obligations of the Trust under the ESOP Loan Agreements, provided that the Trust shall not be relieved of its obligations under the ESOP Loan Agreements but shall owe its obligations thereunder to the Company, as the successor lender, rather than NBD Bank, N.A. The Company's obligations under this Section are included in the Existing Secured Lender Claims, but as primary obligations of the Company and not as matured claims with respect to the Company's guaranty obligations of the Trust under the ESOP Loan Agreements. Because these obligations are included in the Existing Secured Lender Claims, they are subject to the treatment set forth in Sections 2.1.2, 2.1.3 and 2.1.4 and shall be converted into Loans on Plan Effectiveness. The Company agrees that the ESOP Loan Agreements shall be revised with the Trust as aforesaid on Plan Effectiveness and the Lenders party to the ESOP Loan Agreements agree that the Trust shall upon Plan Effectiveness be released from any further obligation to the Lenders thereunder and that its sole obligations thereunder shall be to the Company. The Company represents and warrants that such revision (i) shall not cause any "Leveraged Shares" (as defined in the ESOP) to be released from any "Company Suspense Account" (as defined in the ESOP) and (ii) does not violate any applicable law (including ERISA).

        14.21 Treatment of Certain Borrowing Subsidiaries under the Pre-Petition Credit Agreement. For purposes of greater certainty, it is hereby acknowledged and agreed that the status of Tokheim UK Limited, Tokheim Services France, S.A., Tokheim Sofitam S.A. and Tokheim Sofitam Applications S.A. (collectively, the "Former Foreign Borrowing Subsidiaries") as "Borrowing Subsidiaries" under the Pre-Petition Credit Agreement has been terminated and that none of the Former Foreign Borrowing Subsidiaries has any remaining obligations of any kind under the Pre-Petition Credit Agreement or any other Pre-Petition Loan Document, other than indemnification obligation that by their terms survive the termination of such documents. The Administrative Agent agrees to execute and deliver such other documents as may be reasonably necessary to effect this Section.

        SECTION 15 GUARANTY.

        15.1 The Guaranty. The Company hereby unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) to the Lenders and the Administrative Agent, and to each of them, the due and punctual payment, observance and performance of all of the Guaranteed Obligations when and as due, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to the terms hereof and thereof, and the Company hereby unconditionally and irrevocably agrees to cause payment or performance of the Guaranteed Obligations to be made punctually as and when the same shall become due upon demand. This Guaranty shall be of payment and performance and not of collection merely.

        15.2 Guaranty Unconditional. The obligations of the Company under this Section 15 shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation, by operation of law or otherwise;

               (b) any modification or amendment of or supplement to any Loan Document;

               (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any Suretyship Liability or other liability of any third party, for any Guaranteed Obligation;

               (d) any change in the corporate existence, structure or ownership of any Subsidiary that is a Borrower or any other Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary that is a Borrower or any other Loan Party or its assets or any resulting release or discharge of any Guaranteed Obligation;

               (e) the existence of any claim, setoff or other right which the Company may have at any time against any Subsidiary that is a Borrower, the Administrative Agent, any Lender or any other Person, whether or not arising in connection with the Loan Documents;

               (f) any invalidity or unenforceability relating to or against any Subsidiary that is a Borrower or any other Loan Party for any reason of the whole or any provision of any Loan Document, or any provision of applicable law purporting to prohibit the payment or performance by any Subsidiary that is a Borrower of the Guaranteed Obligations; or

               (g) any other act or omission of any kind to act or delay by any Subsidiary that is a Borrower, any other Loan Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 15.2, constitute a legal or equitable discharge of the obligations of the Company under this Section 15.

        15.3 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations under this Section 15 shall remain in full force and effect until all of the Commitments shall have expired or been terminated and all of the Guaranteed Obligations shall have been paid in full in cash (other than in respect of contingent indemnification obligations with respect to which the Administrative Agent and the Lenders have not asserted a claim against the Loan Parties). If at any time all or any part of any payment previously applied to any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Subsidiary that is a Borrower or otherwise, the obligations of the Company under this Section 15 with respect to such payment shall be reinstated at such time as though such payment had become due but not been made at such time.

        15.4 Waiver. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Subsidiary that is a Borrower or any other Person or any Collateral. The Company hereby expressly waives: (a) notice of the acceptance by the Administrative Agent or any Lender of this Section 15 and
(b) notice of the existence or creation or nonpayment of all or any of the Guaranteed Obligations.

        15.5 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower that is a Subsidiary under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent.

Delivered as of the day and year first above written.

                                            TOKHEIM CORPORATION


                                            By_______________________________

                                            Title____________________________


                                            By_______________________________

                                            Title____________________________


                                            GASBOY INTERNATIONAL, INC.


                                            By_______________________________

                                            Title____________________________


                                            TOKHEIM INVESTMENT CORP.


                                            By_______________________________

                                            Title____________________________


                                            MANAGEMENT SOLUTIONS, INC.


                                            By_______________________________

                                            Title____________________________



                                            SUNBELT HOSE & PETROLEUM EQUIPMENT
                                               INC.


                                            By_______________________________

                                            Title____________________________


                                            TOKHEIM SERVICES LLC


                                            By_______________________________

                                            Title____________________________


                                            TOKHEIM RPS, LLC


                                            By_______________________________

                                            Title____________________________


LENDERS:                                    ABN AMRO BANK N.V., as
                                            Administrative Agent, as
                                            Issuing Lender and as a Lender


                                            By ______________________________

                                            Title____________________________


                                            By_______________________________

                                            Title____________________________


                                            AMSOUTH BANK, as Documentation
                                            Agent and as a Lender


                                            By ______________________________

                                            Title____________________________


                                            BANK ONE, INDIANA, NATIONAL
                                            ASSOCIATION, as a Lender


                                            By______________________________

                                            Title___________________________


                                            CREDIT LYONNAIS NEW YORK BRANCH,
                                            as a Lender


                                            By ______________________________

                                            Title____________________________


                                            CREDIT AGRICOLE INDOSUEZ, as a
                                            Lender


                                            By______________________________

                                            Title___________________________


                                            By______________________________

                                            Title___________________________


                                            BEAR, STEARNS & CO., INC., as a
                                            Lender


                                            By______________________________

                                            Title___________________________


                                            BANKERS TRUST COMPANY, as a Lender


                                            By______________________________

                                            Title___________________________


                                            SENIOR DEBT PORTFOLIO, as a Lender

                                            By: Boston Management and Research,
                                                as Investment Advisor


                                            By ______________________________

                                            Title____________________________


                                            EATON VANCE SENIOR INCOME TRUST,
                                            as a Lender

                                            By: Eaton Vance Management, as
                                                Investment Advisor


                                            By______________________________

                                            Title____________________________



                                            OXFORD STRATEGIC INCOME FUND, as
                                            a Lender

                                            By: Eaton Vance Management, as
                                                Investment Advisor

                                            By______________________________

                                            Title___________________________


                                            EATON VANCE INSTITUTIONAL SENIOR
                                            LOAN FUND, as a Lender

                                            By: Eaton Vance Management, as
                                                Investment Advisor

                                            By______________________________

                                            Title___________________________




                                [RESERVED - NO SIGNATURE ON THIS PAGE]




                                            CREDIT INDUSTRIEL ET COMMERCIAL,
                                            as a Lender


                                            By______________________________

                                            Title___________________________


                                            By______________________________

                                            Title____________________________


                                            FINOVA CAPITAL CORPORATION, as
                                            a Lender


                                            By______________________________

                                            Title____________________________


                                            BANK POLSKA KASA OPIEKI S.A.,
                                            NEW YORK BRANCH, as a Lender


                                            By______________________________

                                            Title____________________________


                                            OCTAGON INVESTMENT PARTNERS II, LLC,
                                            as a Lender


                                            By______________________________

                                            Title____________________________


                                            OAKTREE CAPITAL MANAGEMENT, LLC,
                                            as a Lender


                                            By______________________________

                                            Title___________________________


                                            ARES LEVERAGED INVESTMENT FUND II,
                                            L.P., as a Lender

                                            By: ARES Management II, L.P., its
                                                General Partner


                                            By______________________________

                                            Title____________________________


                                            WHIPPOORWILL/TOKHEIM OBLIGATIONS
                                            TRUST-2000, as a Lender

                                            By: Whippoorwill Associates,
                                                Incorporated, as its investment
                                                representative and advisor


                                            By______________________________

                                            Title____________________________


                                            BARCLAYS BANK PLC, as a Lender


                                            By______________________________

                                            Title___________________________